UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                                                                           ☒
Filed by a Party other than the Registrant                                            ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GALAXY ENERGY CORPORATION
(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rule 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

GALAXY ENERGY CORPORATION
1331 – 17th Street, Suite 1050
Denver, Colorado 80202

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [MEETING DATE]

To the Shareholders of Galaxy Energy Corporation:

A special meeting of shareholders of Galaxy Energy Corporation, a Colorado corporation (the “Company”), will be held on [MEETING DATE], at 10:00 a.m., local time, at 1331 – 17th Street, Suite 1050, Denver, Colorado, for the following purposes:

1.  To consider and vote upon a proposal to approve a reverse split of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 20-to-1 (the “Reverse Stock Split”) whereby any block of 20 shares of Common Stock held by a shareholder will be converted into one share of Common Stock and fractional shares will be rounded up to the nearest whole share in lieu of issuing fractional shares created by the Reverse Stock Split;

2.  To consider and vote upon a proposal to approve the issuance of shares of Common Stock upon conversion of the Company’s subordinated notes payable (the “Subordinated Debts”), in lieu of cash payments of the principal and interest on such Subordinated Debts, to the extent that such issuance requires shareholder approval under the rules of the American Stock Exchange; and

3.  To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed [RECORD DATE] as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.  Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting.  A complete list of such shareholders will be available for examination at the offices of the Company in Denver, Colorado, during ordinary business hours for a period beginning [DAY AFTER RECORD DATE] and continuing through the meeting.

All shareholders are cordially invited to attend the meeting.  SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED.  If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By order of the Board of Directors,

Denver, Colorado	Marc E. Bruner
___________, 2007	President and Chief Executive Officer

GALAXY ENERGY CORPORATION
1331 – 17th Street, Suite 1050
Denver, Colorado 80202

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [MEETING DATE]

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at a special meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice.  The approximate date on which this proxy statement and the accompanying proxy were first sent to shareholders of the Company is [MAILING DATE].

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given.  If no direction is indicated, the shares will be voted for the proposals described in the foregoing notice.

The Board of Directors is not aware of any other matter to be presented for consideration at the meeting.  If any other matter is properly presented for action at the meeting, the proxy holders will vote the proxies in accordance with their best judgment in such matters.  The proxy holders may also vote such proxies to adjourn the meeting or to recess the meeting if there is insufficient shareholder representation, in person or by proxy, to constitute a quorum requisite to convene the meeting.  If a quorum is not present, the proxy holders will vote the proxies to adjourn the meeting to a date not more than 120 days after [RECORD DATE] to permit further solicitation of proxies in order to increase shareholder representation and satisfy the Company’s quorum requirement.  The proxy holders may not vote such proxies to adjourn the meeting if a quorum is present at the meeting, in person or by proxy.

Any shareholder of the Company returning a proxy has the right to revoke the proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to Christopher S. Hardesty, Chief Financial Officer, Galaxy Energy Corporation, 1331 – 17th Street, Suite 1050, Denver, Colorado 80202; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the meeting.

VOTING PROCEDURES AND TABULATION

The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof.  Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities.  The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.  The inspectors will tabulate the number of votes cast for, against or abstained from the proposal described in the foregoing notice.

The proposal to reverse split the issued and outstanding Common Stock at a ratio of 20-to-1 and issue whole shares in lieu of issuing fractional shares created by the Reverse Stock Split must be approved by a majority of the shares of Common Stock present or represented at the meeting.

The proposal to issue shares of Common Stock upon the conversion of the Subordinated Debts, in lieu of cash payments of the principal and interest on the Subordinated Debts, to the extent that such issuance requires shareholder approval under the rules of the American Stock Exchange must be approved by a majority of the shares of Common Stock present or represented at the meeting.

If a shareholder abstains from voting on either of the proposals presented at the meeting, it will have the same effect as a vote cast “AGAINST” such proposal.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 1

If the Company receives a signed proxy card with no indication of the manner in which shares are to be voted on the proposal, such shares will be voted in accordance with the recommendation of the Board of Directors for such proposal.

Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners.  Any “broker non-votes” will be counted for the purposes of determining whether a quorum is present for the meeting, but will not be counted as votes cast regarding the proposal.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	What proposal are shareholders being asked to consider at the upcoming special meeting?

A.
The Company is seeking approval of the Reverse Stock Split whereby any block of 20 shares of Common Stock held by a shareholder will be converted into one share of Common Stock and fractional shares will be rounded up to the nearest whole share.  The Company is also seeking approval to issue Common Stock upon the conversion of or in lieu of cash payments on the principal and interest of the Subordinated Debts to the extent such issuance equals or exceeds 20% of the Company’s outstanding Common Stock.

Q.	Are the two proposals related?

A.
Yes.  The two proposals are part of management’s plan to restructure the Company.  The Company is proposing these actions to eliminate its Subordinated Debts by converting them into equity.  Management considers the elimination of the Company’s debts to be an indispensable step toward allowing the Company to refocus its efforts upon profitable development of its properties.  If the Company does not eliminate its debts, it will need to obtain cash to service those debts, instead of obtaining cash to develop its properties.  If the Company cannot obtain the necessary cash, it may default upon its obligations as they become due and may not be able to continue operations of its properties.

The Reverse Stock Split is an integral part of management’s plans to eliminate debt and maintain the listing of its Common Stock on the American Stock Exchange (“AMEX”).  The Company’s stock price has declined to a level where AMEX is concerned that the Company’s Common Stock may not be suitable for auction market trading.  Also, at current market prices, conversion of the Subordinated Debts may not be possible because the Company may not have enough authorized shares of Common Stock to convert all of the outstanding Subordinated Debts to equity.  By undertaking the Reverse Stock Split, the Company can increase its market price for the Common Stock and, therefore, enable conversion of the Subordinated Debts at a higher conversion price.  A higher conversion price will result in fewer shares of Common Stock needed for issuance in order to satisfy the Subordinated Debts.

Q.	Why is the Company seeking shareholder approval to implement the Reverse Stock Split of the Company’s outstanding Common Stock?

A.
Colorado Revised Statutes require a vote of shareholders to implement the Reverse Stock Split.  Also, the Company is proposing the Reverse Stock Split as a strategy to increase the trading price of the Company’s Common Stock in an effort to maintain its listing on AMEX.

Q:	What do I do with my stock certificates after the Reverse Stock Split?

A:
It will not be necessary for shareholders to exchange their existing stock certificates for post-Reverse Stock Split certificates.  Outstanding stock certificates should not be destroyed or sent to the Company.  Delivery of your certificates issued prior to the effective date of the Reverse Stock Split will constitute “good delivery” of shares in transactions subsequent to the Reverse Stock Split.  Certificates representing post-Reverse Stock Split shares will be issued with respect to transfers completed after the Reverse Stock Split.  New certificates will also be issued upon the request of any shareholder, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 2

Q:	What if I have lost my certificate?

A:
If you have lost your certificate, you can contact the Company’s transfer agent to have a new certificate issued.  You may be required to post a bond or other security to reimburse the Company for any damages or costs if the certificate is later delivered for sale of transfer.  Our transfer agent may be reached at:

Computershare Trust Company, Inc.
350 Indiana St., Suite 800
Golden, Colorado  80401
Phone: (303) 262-0600
Fax: (303) 262-0632

Q.
Why is the Company seeking shareholder approval to issue Common Stock upon the conversion of or in lieu of cash payments on the Subordinated Debts to the extent such issuance equals or exceeds 20% of the Company’s outstanding Common Stock?

A.
The AMEX rules require shareholder approval for any sale, issuance, or potential issuance of stock at a price below the greater of the book or market value, where the amount of stock being issued or potentially issuable is equal to or in excess of 20% of the common stock outstanding.  Because of this rule, the Company is seeking approval to issue Common Stock upon the conversion of or in lieu of cash payments on the Subordinated Debts to the extent such issuance would equal or exceed 20% of the Company’s outstanding Common Stock.

Q.	Why does the Company want to convert the Subordinated Debts into Common Stock?

A.
The Company is seeking to restructure its Subordinated Debts so that the Company has the financial strength to continue to operate and make the necessary capital investments in its properties.  In addition, such debt conversion will bring the Company into compliance with one of the AMEX listing requirements with which the Company is currently out of compliance.  AMEX has rules that require listed companies to maintain the balance of shareholders’ equity at or above $2,000,000, $4,000,000, and $6,000,000 if such companies have sustained losses from continuing operations and/or net losses in two out of three, in three out of four, and in the preceding five most recent fiscal years, respectively.  The Company must satisfy the $6,000,000 threshold and the Company’s current shareholders’ equity balance does not satisfy this minimum requirement.  Therefore, the Company is seeking to convert its Subordinated Debt into equity to increase shareholders’ equity on its balance sheet and maintain its listing of Common Stock on AMEX.

Q.           Why were the Subordinated Debts issued?

A.
On March 1, 2005, the Company completed a private placement of $7,695,000 in subordinated convertible notes to fund the Company’s entry into the Piceance Basin project.  On April 25, 2006 and June 20, 2006, the Company issued $7,000,000 of subordinated convertible debentures to cover general working capital needs and development costs for the Company’s existing properties.  On August 31, 2007, the Company issued an unsecured subordinated promissory note to PetroHunter Energy Corporation (“PetroHunter”) in the amount of $2,493,778 for earnest money and operating costs paid by PetroHunter.  From September 2006 to December 3, 2007, the Company has issued a series of promissory notes to the Bruner Family Trust UTD March 28, 2005 (the “Bruner Trust”) totaling $13,975,000 in order to service the Company’s other outstanding debts and to cover general working capital needs.  In addition, the Bruner Trust purchased a note in the principal amount of $2,049,728 from one of the Company’s creditors.

Q.           What happens if the proposals are approved?

A.
If the proposals are approved, then (1) the Company will reverse split the Common Stock on a 20-to-1 basis and issue one whole share in lieu of issuing any fractional shares and (2) the holders of the Subordinated Debts may, at their option, convert their Subordinated Debts into Common Stock even if the number of shares issued equals or exceeds 20% of the Company’s outstanding Common Stock.  We have not reached an agreement with any Subordinated Debt holders to convert their debt into Common Stock.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 3

Q.           What if the proposals are not approved?

A.
If the Reverse Stock Split does not receive shareholder approval, the Company may not be able to maintain its listing of the Common Stock on AMEX and it may not have enough authorized Common Stock to convert the Subordinated Debts to Common Stock.  If the proposal to issue Common Stock in lieu of cash payments on the Subordinated Debts does not receive shareholder approval, and if the issuance equals or exceeds 20% of the Company’s outstanding Common Stock, then the Company may be required to redeem for cash the portion of the Subordinated Debts that is not convertible due to such 20% limitation.  Since the Company has not been generating sufficient revenue to support its operations and does not have sufficient cash to make such a redemption, the Company is likely to default on its obligations under the Subordinated Debts.

Q.           What if Proposal 2 is approved and Proposal 1 is not approved?

A.
If the Reverse Stock Split does not receive shareholder approval, the Company will not undertake the conversion of the Subordinated Debts into Common Stock, even if the conversion of the Subordinated Debts is approved.  Both Proposal 1 and Proposal 2 are integral parts of management’s plan to restructure and refocus the Company.  The Company seeks approval of both proposals in order to maintain its listing of Common Stock on AMEX.

Q.	Can the conversion of the Subordinated Debts allow the holders of the debt instruments to obtain control of the Company?

A.
The issuance of Common Stock to convert the Subordinated Debts will concentrate control of the Company in the Bruner Trust.  Marc E. Bruner is one of the trustees of the Bruner Trust and is the president and a director of the Company.  Assuming conversion of all the Subordinated Debts, Marc E. Bruner could beneficially own and control 43.1% of the issued and outstanding post-Reverse Stock Split shares of Common Stock, based on a conversion price of $0.03 per pre-Reverse Stock Split Share.  Marc E. Bruner’s beneficial ownership position upon conversion of the Subordinated Debts, together with his position as president and a director of the Company, will give him significant influence over the Company after conversion of the Subordinated Debts.

Q:	Can I require the Company to purchase my stock?

A:
No, the transactions contemplated by the proposals do not give rise to dissenters’ rights.  Pursuant to the Colorado Revised Statutes Section 7-113-102, you are not entitled to an appraisal and purchase of your Common Stock as a result of the Reverse Stock Split or the issuance of Common Stock upon the conversion of the Subordinated Debts into Common Stock.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 4

PROPOSAL 1 – TO APPROVE A REVERSE SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AT A RATIO OF 20-TO-1 AND THE ISSUANCE OF WHOLE SHARES IN LIEU OF FRACTIONAL SHARES CREATED BY THE REVERSE STOCK SPLIT

The Company currently has 400,000,000 shares of Common Stock authorized, and 83,661,968 shares of Common Stock are outstanding as of the [RECORD DATE].  By implementing a reverse split of the issued and outstanding shares of Common Stock, more shares will then be available for issuance in the future.  In particular, more shares will be available for issuance to the Subordinated Debt holders.

The Board of Directors is not implementing the Reverse Stock Split in anticipation of any “going private” transaction.  On the contrary, the Reverse Stock split is being proposed in an effort to maintain the Company’s listing of the Common Stock on AMEX.  The Company has received notice from AMEX that the Company is not in compliance with Section 1003(f)(v) of the AMEX Company Guide.  Section 1003(f)(v) requires that the Common Stock’s selling price does not become a “low selling price for a substantial period of time.”  The trading price of the Company’s Common Stock has not exceeded $0.30 per share for the past year.  Other sections of the AMEX Company Guide, Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii), require the Company to maintain a shareholders’ equity balance in excess of $2,000,000, $4,000,000, and $6,000,000 since the Company has sustained losses from continuing operations and/or net losses in two out of three, in three out of four, and in the preceding five most recent fiscal years, respectively.  The price of the Common Stock has become a “low selling price” pursuant to AMEX’s standards and the Company’s shareholders’ equity balance has fallen below the $6,000,000 minimum balance requirement.

The board of directors recommends a vote “FOR” approval of the Reverse Stock Split at a ratio of 20-to-1 and the issuance of whole shares in lieu of any fractional shares created by the Reverse Stock Split.

The Reverse Stock Split is part of the Company’s plan to remedy the non-compliance with Sections 1003(a)(i), 1003(a)(ii), 1003(a)(iii) and 1003(f)(v).  By implementing a 20-to-1 reverse split of the Common Stock, the Company will be able to raise the trading price of the Common Stock on AMEX.  With the per share price Common Stock increased, the Company will be in a better position to convert the outstanding Subordinated Debts into Common Stock, thereby increasing the balance of shareholders’ equity above $2,000,000, $4,000,000, and $6,000,000 minimum thresholds.  Furthermore, if the Company does not first implement the Reverse Stock Split, the Company may not have a sufficient number of authorized and unissued Common Stock to convert the outstanding Subordinated Debts into Common Stock.  See Proposal 2 beginning on page 9 of this proxy statement and the related discussion for further information.

Material Effects of the Reverse Stock Split

The Reverse Stock Split will be implemented simultaneously for all of the Common Stock, and the ratio will be the same for all of the Common Stock.  Any block of 20 shares of Common Stock held by a shareholder will be converted into one share of Common Stock without the need for any action on the part of the shareholder.  Fractional shares created by the Reverse Stock Split will be rounded up to the nearest whole share.

The Reverse Stock Split will affect all of the Company’s shareholders uniformly and will not materially affect any shareholder’s percentage ownership interests in the Company.  Percentage ownership for some shareholders may change immaterially due to the effect of issuing one whole share in lieu of any fractional shares created by the Reverse Stock Split.

The principal effect of the Reverse Stock Split will be to reduce the number of shares of the Common Stock issued and outstanding from 83,661,968 shares as of [RECORD DATE], to approximately 4,183,099 shares.  In addition, the Reverse Stock Split will increase the number of shareholders who own odd lots (less than 100 shares).  Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 5

The Reverse Stock Split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock.  All of the Company’s stock options, stock warrants, convertible instruments and other instruments indexed to the Common Stock contain adjustment provisions requiring the prices and quantities of Common Stock referenced in such instruments to be adjusted upon the implementation of the Reverse Stock Split.

After the Reverse Stock Split approximately 395,816,901 shares of Common Stock will be available for issuance.  The Company plans to utilize some of the available Common Stock to convert the Subordinated Debts into Common Stock.  See Proposal 2 beginning on page 9 of this proxy statement and the related discussion for further information.  If the shareholders approve Proposal 2 or the Company issues additional shares of Common Stock for any other purpose after the Reverse Stock Split, the ownership interest of existing shareholders will be diluted.

The following table sets forth information regarding the Company’s current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock following implementation of the Reverse Stock Split and the reduction in authorized shares.

	Shares of Common Stock Authorized	Shares of Common Stock Issued and Outstanding	Shares of Common Stock Available for Issuance
As of [RECORD DATE]	400,000,000	83,661,968	316,338,032
After 20-to-1 Reverse Stock Split	400,000,000	4,183,099 (1)	395,816,901 (1)
            ___________________
(1)           These numbers are approximate.

Effect on Fractional Shares

Shareholders will not receive fractional shares in connection with the Reverse Stock Split.  Instead, affected shareholders will receive one whole share in lieu of any fractional shares they may have received.  The Company currently has approximately 105 record holders of the Common Stock.  The Reverse Stock Split will not change the number of shareholders that own the Company’s Common Stock.

Effect on Registered and Beneficial Shareholders

The Company intends to treat shareholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding the Common Stock in “street name.”  However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split.  Shareholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Certificated Shares

It will not be necessary for shareholders to exchange their existing stock certificates for post-Reverse Stock Split certificates.  Outstanding stock certificates representing the Company’s Common Stock should NOT be destroyed or sent to the Company.  The Common Stock will continue to be traded on AMEX.  The Company will treat the pre-Reverse Stock Split certificates as constituting “good delivery” in transactions involving the Common Stock subsequent to the Reverse Stock Split.  However, shareholders may exchange their existing stock certificates for post-Reverse Stock Split certificates if shareholders choose to do so.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 6

Certain Risk Factors Associated with the Reverse Stock Split

Implementation of the Reverse Stock Split entails various risks and uncertainties, including but not limited to the following:

•
There can be no assurance that the market price per share of the Common Stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split.  Accordingly, the total market capitalization of the Company after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

•	After the Reverse Stock Split, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split.

•	There can be no assurance that the market price of the Common Stock will not decline below the AMEX minimum listing requirements after the Reverse Stock Split.

•	The reduced number of shares that would be outstanding after the Reverse Stock Split could adversely affect the liquidity of the Common Stock.

Accounting Matters

The Reverse Stock Split will not affect the par value of the Common Stock.  As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to the Common Stock on the Company’s balance sheet will be reduced proportionately based on the Reverse Stock Split ratio of 20-to-1, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company.  Other than the Reverse Stock Split, the Board of Directors does not currently contemplate the adoption of any action that could be construed to affect the ability of third parties to take over or change the control of the Company.

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any shareholder proposal that may be used as an anti-takeover device.  However, the purpose of the Reverse Stock Split is to raise the per share price of the Common Stock and to change the shareholders’ equity balance on the balance sheet in order to maintain the listing on AMEX, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

Dissenters’ Appraisal Rights

Pursuant to the Colorado Revised Statutes Section 7-113-102, shareholders are not entitled to an appraisal and purchase of their Common Stock as a result of the Reverse Stock Split.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 7

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split.  This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect).  This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation).  In addition, this summary is limited to shareholders that hold their Common Stock as capital assets.  This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH SHAREHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE REVERSE STOCK SPLIT.

Shareholders should not recognize a gain or loss as a result of the Reverse Stock Split.  A shareholder’s aggregate tax basis of the post-Reverse Stock Split shares will be the same as the shareholder’s aggregate tax basis in the pre-Reverse Stock Split shares.  The holding period for the post-Reverse Stock Split shares will include the period during which a shareholder held the pre-Reverse Stock Split shares.

The tax treatment of each shareholder may vary depending upon the particular facts and circumstances of such shareholder.  Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.  Each shareholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 8

PROPOSAL 2 - TO APPROVE THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE SUBORINATED DEBTS,
IN LIEU OF CASH PAYMENTS ON THE PRINCIPAL AND INTEREST OF THE SUBORDINATED DEBTS, TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER THE AMEX RULES

The report of the Company’s independent auditor on the financial statements for the year ended November 30, 2006, includes an explanatory paragraph indicating that there is substantial doubt as to the Company’s ability to continue as a going concern.  From inception to August 31, 2007, the Company has incurred a cumulative net loss of $78,241,164.  As a result, the Company requires significant additional funding to sustain its operations and satisfy its contractual obligations for its planned oil and gas exploration and development operations.

To provide some of the required funding, the Company entered into an agreement in December 2006 to sell a portion of its assets in an effort to redeem its senior secured debt as the first step in the financial restructuring of the Company.  The agreed upon sale of assets could not be completed and the Company is currently searching for other buyers and suitable terms for a sale of some of its assets.  If the Company can sell some of its assets on suitable terms, the Company plans to substantially reduce the balance of its senior secured debt or repay it in full.

Even if the Company is able to repay all of its senior secured debt, the Company will still owe approximately $40.9 million to the Subordinated Debt holders.  The Company does not have the funds to pay off the Subordinated Debts as they become due.  Additionally, in order to realize the potential of the Company’s remaining assets, the Company will need to return to the financial markets to secure additional debt financing.  Even if the Company is able to repay all of its senior debt with the proceeds of an asset sale, the large outstanding balance and short-term nature of the Subordinated Debts coupled with the low trading price of the Company’s Common Stock severely limits the opportunity for and the availability of the financing needed to profitably develop the Company’s remaining assets.  Converting the Subordinated Debts into shares of Common Stock will relieve the Company from having to satisfy those ongoing debt obligations and will increase the Company’s options in identifying and obtaining the additional financing needed to establish the Company as a going concern, fund the Company’s planned operations and ultimately, to achieve profitable operations.

Management considers both the Reverse Stock Split and the conversion of the Subordinated Debts into Common Stock to be necessary steps to allow the company to continue in business and to develop its properties.  Without first implementing the Reverse Stock Split, the Company may not have sufficient authorized and unissued shares of Common Stock or a high enough trading price to effect the conversion of the Subordinated Debts into Common Stock.  Without converting the Subordinated Debt, the Company will not be in compliance with the AMEX rules regarding the balance of shareholders’ equity.

The AMEX rules require shareholder approval for any sale, issuance, or potential issuance of stock at a price that is below the greater of the book or market value, where the amount of stock being issued equals or exceeds 20% of the outstanding common stock.  Because the conversion of the Subordinated Debts could result in the issuance of Common Stock below the book value or market price and because of this rule, the Company is seeking shareholder approval to issue Common Stock upon the conversion of or in lieu of cash payments on the Subordinated Debts to the extent such issuance equals or exceeds 20% of the Company’s outstanding Common Stock.

The Company has received notice from AMEX that the Company is not in compliance with several Sections of the AMEX Company Guide.  The Company’s stock price has declined to a level where AMEX is concerned that the Company’s Common Stock may not be suitable for auction market trading.  The trading price of the Company’s Common Stock has not exceeded $0.30 per share for the past year.  Also, Sections 1003(a)(i), 1003(a)(ii), and 1003(a)(iii) require the Company to maintain a shareholders’ equity balance in excess of $2,000,000, $4,000,000, and $6,000,000 since the Company has sustained losses from continuing operations and/or net losses in two out of three, in three out of four, and in five of its most recent fiscal years, respectively.  As of the [RECORD DATE], the Company’s shareholders’ equity balance has fallen below the $6,000,000 minimum threshold.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 9

The Company submitted its plan to regain compliance with the continued listing standards to AMEX on August 30, 2007.  The plan includes the sale of enough assets to pay off senior indebtedness, the Reverse Stock Split, and the conversion of the Subordinated Debts to restructure and refocus the Company’s efforts on successful exploration and development of oil and gas properties.  On October 15, 2007, AMEX notified the Company that it has accepted the plan to regain compliance with the continued listing standards.  AMEX has continued the Company’s exchange listing until December 31, 2007, pursuant to an extension, by which time the Company must regain compliance with the continued listing standards.  The Company will be subject to periodic review by AMEX during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from AMEX.

The Company’s plan to regain compliance, described above, includes the sale of enough of its property to pay off its Senior Secured Debt.  The plan also includes an effort to convert all of its Subordinated Debt.  The following table summarizes all of the Company’s debts with principal and interest projected to January 31, 2008:
	Principal and Interest as of January 31, 2008		Company Plans
Senior Secured Debt	$11,126,877	(1)	The Company does not plan to convert this debt into equity, rather the plan is to sell enough property to pay off this debt entirely.
Subordinated Debt	40,887,360	(2)	The Company plans to convert all of this debt into equity, subject to the Subordinated Debt holders’ agreement.
	$52,014,237

__________________
(1)         Assumes the payment of $500,000 on January 2, 2008, pursuant to the terms of the debt agreements.  Includes $11,000,000 of principal and $126,877 of accrued interest, accruing at the rate of Prime + 7.5%.  Note terms require $500,000 monthly payments, a $6,000,000 principal payment on March 1, 2008, and a final balloon payment of all principal and interest on October 1, 2008.

(2) Assumes an additional $1,100,000 borrowed in December 2007 and January 2008.

The board of directors recommends a vote “FOR” approval of the issuance of shares of Common Stock upon conversion of the Company’s Subordinated Debts, in lieu of cash payments on the principal and interest on the Subordinated Debts, to the extent such issuance requires shareholder approval under the AMEX rules.

The Subordinated Debts, Principal Terms, and Reasons for Issuance

The following table summarizes the Subordinated Debts and the accrued interest calculated through January 31, 2008.

	Principal	Accrued Interest as of January 31, 2008	Total
March 2005	$7,695,000	$3,166,124	$10,861,124
April and June 2006	7,000,000	1,810,068	8,810,068
PetroHunter	2,493,777	83,627	2,577,404
Bruner Trust (1)	17,124,728	1,514,036	18,638,764
	$34,313,505	$6,573,855	$40,887,360
________________
(1)Assumes an additional $1,100,000 borrowed in December 2007 and January 2008.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 10

March 2005 Subordinated Debt.  On March 1, 2005, the Company sold $7,695,000 of senior subordinated convertible notes and three-year warrants to purchase 1,637,235 shares of common stock at $1.88 per share to several accredited investors to fund the Company’s entry into the Piceance Basin project.  The notes were originally convertible into Common Stock at a price of $1.88 per share.  The notes pay interest at the prime rate plus 6.75% per annum, mature February 29, 2008, are subordinated to the Company’s secured debt and existing senior debt, and were convertible into 4,093,085 shares of Common Stock based on a conversion price of $1.88 per share beginning September 1, 2005.  The exercise price of the warrants and conversion price of the notes were subsequently lowered to $1.25 per share.  Principal and interest on the notes are payable upon maturity.  Payment of the note may be accelerated upon the Company’s failure to comply with provisions of the notes, default in the payment of at least $100,000 that gives rise to acceleration under another instrument, bankruptcy or insolvency, the Company’s failure to file its reports with the Securities and Exchange Commission on a timely basis, or entry of one or more judgments of $100,000 or more that remain unsatisfied for 30 days.  The Company is seeking an extension of the maturity date of these notes to February 29, 2008.

The terms of the convertible notes and the warrants prohibit the conversion of any principal under the convertible notes or the exercise of any warrants which, after giving effect to such conversion or exercise, would cause a note or warrant holder and its affiliates to beneficially own at any time more than 4.99% of the outstanding Common Stock of the Company.

In connection with convertible notes and the warrants, the Company registered the resale of the shares of Common Stock issuable upon exercise of the warrants and conversion of the notes.

April and June 2006 Subordinated Debt.  On April 25 and June 20, 2006, the Company issued a total of $7,000,000 of subordinated convertible debentures in order to cover general working capital needs and development costs for the Company’s existing properties.  In addition, the debenture holders also received three-year warrants that allow the holders to purchase 865,383 shares of common stock at $1.60 per share.  The debentures (i) pay interest at 15% per annum, payable at maturity; (ii) have a term of 30 months, which will extend automatically until all of the Company’s senior debt has been retired; (iii) if the debentures are retired at maturity, the holders are entitled to an additional payment equal to the sum of 25% plus 0.75% for each month (or part thereof) in excess of 30 months that the debentures have remained outstanding; (iv) are subordinated to all of the Company’s senior indebtedness; and (v) are Convertible at any time by the holders into shares of Common Stock at a price equal to $1.56.

The terms of the convertible debentures and the warrants prohibit the conversion of any principal under the convertible debentures or the exercise of any warrants which, after giving effect to such conversion or exercise, would cause a debenture or warrant holder and its affiliates to beneficially own at any time more than 4.99% of the outstanding Common Stock of the Company.

In connection with convertible debentures and the warrants, the Company registered the resale of the shares of Common Stock issuable upon conversion of the convertible debentures and exercise of the warrants.

PetroHunter Subordinated Debt.  On December 29, 2006, the Company entered into a Purchase and Sale Agreement (the “PSA”) with PetroHunter, a related party, whereby the Company agreed to sell all of its oil and gas interests in the Powder River Basin of Wyoming and Montana (the “Powder River Basin Assets”).  Pursuant to the terms of the PSA, PetroHunter made an earnest money deposit of $2,000,000.  PetroHunter became the contract operator of the Powder River Basin Assets beginning January 1, 2007.  The sale of the Powder River Basin Assets did not occur according to the terms of the PSA and thus, the earnest money and operating expenses paid by PetroHunter were converted into a subordinated note for $2,493,778 upon expiration of the PSA on August 31, 2007.  The note accrues interest at the rate of 8% per annum and is due on the later of (i) the date upon which all of the senior indebtedness has been paid in full and (ii) December 29, 2007.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 11

Bruner Trust Subordinated Debt.  In order to satisfy the Company’s obligations under other outstanding debts and to cover general working capital needs, the Company has issued 19 separate subordinated unsecured promissory notes for a total of $13,975,000 to the Bruner Trust, a related party.  One of the trustees of the Bruner Trust is Marc E. Bruner, the president and a director of the Company.  The Company anticipates that it will borrow an additional $1,100,000 from the Bruner Trust prior to completing the conversion of the Subordinated Debts into Common Stock.  Interest accrues at the rate of 8% per annum and the notes mature as summarized below or the time at which the Company’s senior indebtedness has been paid in full.  In October 2006, the Bruner Trust acquired the remaining balance, together with accrued interest, of a promissory note originally issued to DAR LLC.  The note, in the amount of $2,049,728 accrues interest at the rate of 12% per annum.

The following table details the issue dates, due dates, and principal amounts of the Bruner Trust Subordinated Debts, including the anticipated additional borrowings that the Company may undertake:
Issue Date	Due Date	Principal Amount
January 14, 2004	June 30, 2007	$2,049,728
September 28, 2006	January 26, 2007	2,500,000
November 1, 2006	March 1, 2007	1,000,000
November 13, 2006	March 13, 2007	500,000
November 30, 2006	March 30, 2007	1,500,000
January 31, 2008	May 31, 2007	500,000
February 28, 2007	June 28, 2007	900,000
March 30, 2007	July 28, 2007	1,350,000
April 25, 2007	August 23, 2007	1,200,000
May 4, 2007	September 1, 2007	450,000
May 31, 2007	September 28, 2007	600,000
June 29, 2007	October 27, 2007	750,000
August 22, 2007	December 20, 2007	125,000
August 29, 2007	December 27, 2007	250,000
September 12, 2007	January 10, 2008	125,000
September 28, 2007	January 26, 2008	600,000
October 11, 2007	February 8, 2008	250,000
November 1, 2007	February 29, 2008	75,000
November 9, 2007	March 8, 2008	750,000
December 3, 2007	April 1, 2008	550,000
December 15, 2007 (1)	April 13, 2008 (1)	275,000
January 15, 2008 (1)	May 14, 2008 (1)	825,000
		$17,124,728
_________________
(1)The Company anticipates that it will borrow these additional funds from the Bruner Trust upon the same terms as the previous notes.

Why the Company Needs Shareholder Approval

Section 713 of the AMEX Company Guide requires shareholder approval for the sale, issuance, or potential issuance of common stock (or securities convertible into, or exercisable for, common stock) representing 20% or more of an issuer’s common stock or voting power outstanding before such issuance at a price below the greater of the common stock’s book or market value.  The Company is soliciting shareholder approval of the issuance of shares of Common Stock upon conversion of, or in lieu of cash payments on, the Subordinated Debs, to the extent such issuance would equal or exceed 20% of the Company’s outstanding Common Stock.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 12

At the time of this filing, management has held preliminary discussions with some of the Subordinated Debt holders and is targeting a conversion price of $0.06 per pre-Reverse Stock Split share, or $1.20 per share after the Reverse Stock Split.  Management is targeting $0.06 per pre-Reverse Stock Split share because management is looking to achieve a small premium over the trading price on the day of conversion.  As of December 5, 2007, the trading price closed at $0.05 per pre-Reverse Stock Split share, and thus, management is seeking $0.06 as the conversion price.  However, no agreements have been reached with any Subordinated Debt holder and no assurance can be given that the Subordinated Debts can be converted at $0.06 pre-Reverse Stock Split share.  Furthermore, no assurance can be given that the trading price per share will not decline, leading to a conversion price lower than $0.06 per share.

After reviewing recent market prices of the Common Stock, management believes that the following range of pre-Reverse Stock Split prices could apply to the conversion of the Subordinated Debts:
	Range of Estimates			Targeted Price
Pre-Reverse Stock Split Price Per Share	$0.03	$0.05	$0.07	$0.06
Post-Reverse Stock Split Price Per Share	$0.60	$1.00	$1.40	$1.20
Estimated Principal and Interest to be Converted as of January 31, 2008	$40,887,360	$40,887,360	$40,887,360	$40,887,360

Number of Shares of Common Stock Needed for Conversion	68,145,600	40,887,360	29,205,257	34,072,800

Number of Issued and Outstanding Shares Post-Reverse Stock Split	4,183,099	4,183,099	4,183,099	4,183,099
Total Shares Issued and Outstanding after the Reverse Stock Split and Conversion of Subordinated Debts	72,328,699	45,070,459	33,388,356	38,255,899

These estimates are given to illustrate the possible effects of the conversion of the Subordinated Debts and are for informational purposes only.  In selecting the range of prices to illustrate the effects of the conversion of the Subordinated Debts, management reviewed the market prices of the Common Stock during the weeks prior to filing this proxy statement and selected a range based upon the closing price the day before filing this proxy statement.  The targeted conversion price is what management would like to achieve in order to get the best value for the Company and the shareholders.  The actual conversion price will be negotiated with the Subordinated Debt holders.  There can be no assurance that the actual negotiated price will fall within the range of prices illustrated above.

If the Company obtains shareholder approval, there is no limit on the number of shares that could be issued upon conversion of, or in lieu of cash payments on, the Subordinated Debts, and such issuance of shares of Common Stock will no longer be subject to shareholder approval under Section 713 of the AMEX Company Guide.  If the Company does not obtain shareholder approval, the Company will not be able to issue any shares representing 20% or more of the outstanding Common Stock due to restrictions relating to Section 713.

If the Company is unable to convert the Subordinated Debts into Common Stock, it is unlikely that the Company will be able to make all required payments of principal and interest to the Subordinated Debt holders according to the terms of the various notes outstanding.  The Subordinated Debt holders would have the right, under such circumstances, to require the Company to redeem in cash the remaining balance of the Subordinated Debts and accrued interest, with respect to which shares cannot be issued, as they become due.  There is no assurance that the Company would have sufficient cash at such time to make such a redemption.  The Company does not currently have sufficient cash to redeem the various Subordinated Debts as they become due.  Without the ability to redeem the Subordinated Debts with cash or convert them into Common Stock, the Company will default on its obligations under the Subordinated Debts and will no longer be able to maintain its operations.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 13

Procedure for Converting the Subordinated Debts

The Company must negotiate with each Subordinated Debt holder to accept Common Stock in lieu of cash payments for principal and interest due on the Subordinated Debts.  The Company contemplates that the negotiated conversion price of all the subordinated debts will be the same and will approximate or exceed the trading price of the Common Stock on AMEX after the Reverse Stock Split.  Upon reaching agreement with a Subordinated Debt holder, the total principal and interest due under that holder’s debt instrument will be calculated as of the conversion day and divided by the agreed upon per share conversion price.  The number of shares derived by this formula will be rounded up to the nearest whole share.

Although management does not anticipate issuing more than 68,145,600 post-Reverse stock Split shares, no assurance can be given that the conversion price negotiated with the Subordinated Debt holders will not fall below the $0.03 per share estimate detailed above.  If the negotiated conversion price falls below the $0.03 per share estimate, the Company may be required to issue more than 68,145,600 post-Reverse stock Split shares of Common Stock to convert the Subordinated Debts into equity.  If the Company obtains shareholder approval, there is no limit on the number of shares that could be issued upon conversion of, or in lieu of cash payments on, the Subordinated Debts.

The holders of the Subordinated Debts are not obligated to convert the principal and interest due to them into Common Stock.  While the March 2005 and the April and June 2006 Subordinated Debts are convertible by their terms, those terms do not require the conversion contemplated by this proxy statement.  Some Subordinated Debt holders may not accept the Company’s offer to convert their instruments at the negotiated per share conversion price or may not accept conversion in any situation.  In the event a Subordinated Debt holder will not convert the principal and interest owed to it into Common Stock, the Company may have to make a cash payment to redeem all or a portion of such Subordinated Debts.  There can be no assurance that the Company will have the cash necessary to make such a redemption.

Management believes a large portion of the Subordinated Debt holders will accept a negotiated conversion and accept Common Stock in lieu of cash payments on the outstanding principal and interest due to them.  However, management has not reached an agreement any Subordinated Debt holder and no assurance can be given that the Subordinated Debts can be converted at any conversion price.

Changes in Control

The issuance of Common Stock to convert the Subordinated Debts will concentrate control of the Company in the Bruner Trust.  Marc E. Bruner is one of the trustees of the Bruner Trust and is the president and a director of the Company.  Of the Subordinated Debts, the Bruner Trust will hold approximately $18,638,764 of accumulated interest and principal, assuming the Company borrows an additional $1,100,000 of principal in December 2007 and January 2008.

The following calculations and percentages are for illustration purposes only.  Assuming conversion of all the Subordinated Debts at $0.60 per post-Reverse Stock Split share and a conversion date of January 31, 2008, the Company will issue approximately 68,145,600 post-Reverse Stock Split shares of Common Stock to convert the Subordinated Debts.  Of these shares, approximately 31,064,607 will be issued to the Bruner Trust.  Marc E. Bruner would then beneficially own and control approximately 43.1% of the issued and outstanding post-Reverse Stock Split shares of Common Stock.  Marc E. Bruner’s control of these shares would be shared with the other trustees of the Bruner Trust.  Marc E. Bruner’s beneficial ownership position in connection with his position as president and a director of the Company will give him a significant controlling position in the Company after conversion of the Subordinated Debts.

There are no arrangements or understandings among the holders of the Subordinated Debts with respect to any matters relating to the Company.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 14

Potential Dilution and Market Consequences

The issuance of shares of Common Stock upon Conversion of the Subordinated Debts will substantially dilute the interests of the Company’s other shareholders.  The Subordinated Debts will have an aggregate outstanding principal and interest balance of $40.9 million as of January 31, 2008.  To the extent the holders convert the Subordinated Debts and then sell the shares of the Company’s Common Stock they receive upon conversion, the Company’s stock price could decrease due to the additional amount of shares available in the market.  The subsequent sales of these shares could encourage short sales by the Company’s shareholders and others, which could place further downward pressure on the Company’s stock price.

Dissenters’ Appraisal Rights

Pursuant to the Colorado Revised Statutes Section 7-113-102, shareholders are not entitled to an appraisal and purchase of their Common Stock due to the issuance of shares to convert the Subordinated Debts into equity.

Where You Can Find Additional Information

The terms of the Subordinated Debts are varied and complex and only briefly summarized in this proxy statement.  Shareholders wishing further information concerning the rights, preferences and terms of the convertible notes and warrants are referred to the documents filed as exhibits to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission.

SELECTED FINANCIAL DATA

The table sets forth selected financial data, derived from the consolidated financial statements, regarding our financial position and results of operations as of the dates indicated.

	Nine Months Ended August 31, 2007	Year ended November 30,				From Inception (June 18, 2002) to November 30, 2002
		2006	2005	2004	2003
Summary of Operations:
Revenue	$447,232	$1,274,116	$1,538,342	$122,455	$-	$-
Lease operating costs	704,151	781,136	965,069	59,247	-	-
General & administrative expense	2,801,617	5,016,534	5,316,588	3,517,218	2,095,495	1,140,066
Depreciation, depletion and amortization	511,168	779,446	1,887,074	76,390	685	-
Impairment of oil and gas properties	3,866,195	1,328,432	5,273,795	-	-	-
Net (loss)	(14,541,647)	(26,163,107)	(24,876,200)	(9,831,104)	(2,579,595)	(1,140,066)
Net (loss) per share	(0.17)	(0.36)	(0.37)	(0.18)	(0.08)	(0.04)

	As of August 31, 2007	As of November 30,
		2006	2005	2004	2003	2002
Balance Sheet:
Working capital (deficiency)	$(4,068,451)	$(19,868,880)	$(7,085,181)	$(626,108)	$1,756,776	$(1,012,916)
Cash and cash equivalents	52,170	608,180	1,328,469	10,513,847	2,239,520	41,320
Oil and gas properties, net	43,254,484	44,793,140	44,358,725	37,491,529	2,799,720	873,797
Total assets	44,531,323	47,760,258	48,459,378	49,648,165	5,655,433	954,359
Long-term debt	43,576,404	16,881,267	11,188,252	10,915,928	2,483,557	50,000
Stockholders’ equity (deficit)	(5,320,089)	7,919,911	25,418,378	26,681,207	2,634,559	(149,897)

Galaxy Energy Corporation Proxy Statement                                                                                              Page 15

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as provided herein, no director or officer, or associate of any director or officer or any other person has any substantial interest in, direct or indirect, by security holdings or otherwise, or will receive extra or special benefit from Proposals 1 and 2 which is not shared on a pro rata basis by all other holders of securities of the same class in accordance with their respective interests.

The Company’s disinterested directors unanimously approved and recommended Proposals 1 and 2 to the Company’s shareholders.  Marc E. Bruner, the president and a director of the Company and a trustee of the Bruner Trust, abstained from voting to approve and recommend Proposals 1 and 2 to the Company’s shareholders because of his interest in the Bruner Trust.  As a precaution, the disinterested directors are required to approve the conversion price per share to be applied to the conversion of the Bruner Trust’s Subordinated Debt.  With respect to the Bruner Trust, the disinterested directors will accept nothing less than the same conversion price per share as that received by all other Subordinated Debt holders.

As discussed under the heading “Changes in Control” on page 14 of this proxy statement, as a result of the conversion of the Subordinated Debts, Marc E. Bruner will become the beneficial owner of approximately 43.1% of the Common Stock if the Bruner Trust converts all its outstanding Convertible Debt at $0.03 per pre-Reverse Split share.  No other individual or group will become a holder of more than 10% of the then issued and outstanding Common Stock.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Only holders of record of Common Stock at the close of business on [RECORD DATE], the record date for the meeting, are entitled to notice of and to vote at the meeting or any adjournment(s) thereof.  The presence of a majority of the Common Stock outstanding on the record date is necessary to constitute a quorum.  On the record date for the meeting, there were issued and outstanding 83,661,968 shares of Common Stock.  At the meeting, each shareholder of record on the record date will be entitled to one vote for each share registered in such shareholder’s name on the record date.  The following table provides certain information as to the share ownership of officers and directors individually and as a group, and the holders of more than 5% of our Common Stock as of [RECORD DATE]:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Marc A. Bruner 29 Blauenweg Metzerlen, Switzerland 4116	11,701,799 (3)	14.0%
Resource Venture Management 29 Blauenweg Metzerlen, Switzerland 4116	4,899,525	5.9%
Bruner Group, LLP 1775 Sherman Street #1375 Denver, Colorado 80203	4,500,000	5.4%
Marc E. Bruner	2,127,500 (4)	2.5%
Cecil D. Gritz	533,750 (5)	*
Dr. James Edwards	300,000 (6)	*
Robert Thomas Fetters, Jr.	240,000 (7)	*
Nathan C. Collins	240,000 (7)	*
Christopher S. Hardesty	211,000 (8)	*
Ronald P. Trout	60,000 (9)	*
All officers and directors as a group (7 persons)	3,712,250 (10)	4.5%
*less than one percent (1%)
__________________________
(1)
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 16

(2)
This table is based on 83,661,968 shares of Common Stock outstanding as of [RECORD DATE].  If a person listed on this table has the right to obtain additional shares of Common Stock within sixty (60) days from [RECORD DATE], the additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3)
Included in Mr. Bruner’s share ownership are shares owned of record by Resource Venture Management and Bruner Group, LLP.  Mr. Bruner is a control person of both these entities.  Also included in Mr. Bruner’s share ownership are 203,390 shares issuable upon exercise of warrants.

(4)	Includes 627,500 shares issuable upon exercise of stock options.
(5)	Includes 533,750 shares issuable upon exercise of stock options.
(6)	Includes 300,000 shares issuable upon exercise of stock options.
(7)	Includes 240,000 shares issuable upon exercise of stock options.
(8)	Includes 195,000 shares issuable upon exercise of stock options.
(9)	Includes 60,000 shares issuable upon exercise of stock options.
(10)	Includes 2,196,250 shares issuable upon exercise of stock options.

FINANCIAL STATEMENTS AND OTHER INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”).  You may read and copy any document filed at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The Company’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov/.

Included in the information available are (i) audited financial statements as of November 30, 2006 and 2005, which are contained in the Company’s Form 10-K for the fiscal year ended November 30, 2006; and (ii) unaudited financial statements as February 28, 2007, May 31, 2007, and August 31, 2007, and which are contained in the Company’s Forms 10-Q for the quarterly periods ended February 28, 2007, May 31, 2007, and August 31, 2007.

The Company’s audited financial statements as of November 30, 2006 and 2005 and unaudited financial statements as of August 31, 2007 are attached to this proxy statement as Appendix A.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

If a shareholder intends to present a proposal for action at the Company’s 2008 annual meeting and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must have been submitted in writing and received by the Company by February 29, 2008.  Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

For any proposal that is not submitted for inclusion in the proxy statement for the 2008 annual meeting but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management of the Company to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on February 29, 2008 and advises shareholders in the proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to the close of business on February 29, 2008.

Solicitation of proxies may be made by mail, personal interview or telephone by officers, directors and regular employees of the Company.  The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.  In addition, the Company has retained Georgeson Inc. to assist in solicitation for a fee estimated not to exceed $55,000, not including out-of-pocket expenses.  The Company will bear all costs of solicitation.

Galaxy Energy Corporation Proxy Statement                                                                                              Page 17

The Company will provide, by first class mail or other equally prompt means, a copy of the information that is incorporated by reference in the proxy statement, without charge, to each person to whom a proxy statement is delivered upon written or oral request within one day of receipt of such request.  Requests for such information may be directed to Galaxy Energy Corporation, Attention: Corporate Secretary, 1331 – 17th Street, Suite 1050, Denver, Colorado 80202, telephone (303) 293-2300.

GALAXY ENERGY CORPORATION

Denver, Colorado	Marc E. Bruner
[MAILING DATE]	President and Chief Executive Officer

Galaxy Energy Corporation Proxy Statement                                                                                              Page 18

APPENDIX A

GALAXY ENERGY CORPORATION
(A Development Stage Company)
Index to Consolidated Financial Statements

INDEX TO FINANCIAL STATEMENTS

Page
For the Nine Month Period Ended August 31, 2007

Consolidated Balance Sheets – August 31, 2007	A-2

Consolidated Statements of Operations – Three and Nine Months Ended August 31, 2007 and 2006, and Cumulative Amounts from Inception to August 31, 2007	A-3

Consolidated Statements of Cash Flows – Nine Months Ended August 31, 2007 and 2006, and Cumulative Amounts from Inception to August 31, 2007	A-5

Notes to Consolidated Financial Statements	A-7

For the Year Ended November 30, 2006 and 2005

Report of Independent Registered Public Accounting Firm	A-21

Consolidated Balance Sheets – November 30, 2006 and 2005	A-22

Consolidated Statements of Operations – Years ended November 30, 2006, 2005 and 2004, and Cumulative Amounts from Inception to November 30, 2006	A-23

Consolidated Statement of Stockholders’ Equity – Period from Inception (June 18, 2002) to November 30, 2003, and Years ended November 30, 2006, 2005 and 2004	A-24

Consolidated Statements of Cash Flows – Years ended November 30, 2006, 2005 and 2004, and Cumulative Amounts from Inception to November 30, 2006	A-26

Notes to Consolidated Financial Statements	A-28

GALAXY ENERGY CORPORATION
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	August 31, 2007 (unaudited)	November 30, 2006
ASSETS
Current assets
Cash and cash equivalents	$52,170	$608,180
Accounts receivable, joint interest	16,914	60,475
Accounts receivable, joint interest, related party	95,309	923,172
Accounts receivable, other	11,624	102,800
Prepaid and other	116,726	107,236
Total Current Assets	292,743	1,801,863

Oil and gas properties, at cost, full cost method of accounting
Unevaluated oil and gas properties	43,254,484	42,767,330
Evaluated oil and gas properties	13,013,975	10,991,945
Less accumulated depletion, amortization and impairment	(13,013,975)	(8,966,135)
	43,254,484	44,793,140

Furniture and equipment, net	71,141	121,945

Other assets
Deferred financing costs, net	423,391	565,524
Restricted investments	428,261	459,783
Other	61,303	18,003
	912,955	1,043,310

Total Assets	$44,531,323	$47,760,258

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,506,654	$1,548,168
Accounts payable – related party	49,413	64,400
Current portion convertible notes payable, net		10,019,996
Notes payable – related party	2,049,728	7,549,728
Interest payable	755,399	2,488,451
Total Current liabilities	4,361,194	21,670,743

Non-current obligations
Convertible notes payable, net	24,764,284	16,308,801
Notes payable – related party	14,118,777
Interest payable	3,763,957	572,466
Interest payable – related party	929,386
Asset retirement obligation	1,913,815	1,288,337
Total Non-current obligations	45,490,219	18,169,604

Stockholders’ equity (deficit)
Preferred stock, $001 par value; Authorized – 25,000,000shares; Issued – none
Common stock, $.001 par value; Authorized – 400,000,000shares;Issued and outstanding – 83,661,968 shares and 81,661,968 shares	83,662	81,662
Capital in excess of par value	72,837,413	71,537,766
Deficit accumulated during the development stage	(78,241,164)	(63,699,517)
Total Stockholders’ equity (deficit)	(5,320,089)	7,919,911

Total Liabilities and Stockholders’ Equity (deficit)	$44,531,323	$47,760,258

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended August 31,
	2007	2006
Revenue
Natural gas sales	$76,303	$281,559
	76,303	281,559

Operating expenses
Lease operating expense	445,817	189,493
General and administrative	761,617	1,172,301
Impairment of oil and gas properties	2,370,880	1,031,160
Depreciation, depletion and amortization	232,056	318,379
	3,810,370	2,711,333

Other income (expense)
Interest and other income	4,749	3,283
Interest expense and financing costs	(2,044,630)	(3,970,113)
	(2,039,881)	(3,966,830)

Net Loss	$(5,773,948)	$(6,396,604)

Net loss per common share – basic & diluted	$(.07)	$(.09)

Weighed average number of common shares outstanding - basic and diluted	83,661,968	70,536,771

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Nine Months Ended August 31,		From Inception (June 18, 2002) to
	2007	2006	August 31, 2007
Revenue
Natural gas sales	$447,232	$955,895	$3,061,523
Gain on disposition of oil and gas property			197,676
Gain on disposition of oil and gas property and other income, related party			122,946
	447,232	955,895	3,382,145

Costs and expenses
Lease operating expense	704,151	590,311	2,509,602
General and administrative	2,801,617	3,652,158	19,887,519
Impairment of oil and gas properties	3,866,195	1,031,160	10,534,191
Depreciation, depletion and amortization	511,168	680,707	3,254,763
	7,883,131	5,954,336	36,186,075

Other income (expense)
Interest and other income	14,043	12,588	244,344
Interest expense and financing costs	(7,119,791)	(12,918,109)	(45,681,578)
	(7,105,748)	(12,905,521)	(45,437,234)

Net Loss	(14,541,647)	(17,903,962)	(78,241,164)

Net loss per common share – basic and diluted	(.17)	(.26)	(1.45)

Weighed average number of common shares Outstanding – basic and diluted	83,321,309	69,290,943	54,119,024

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Nine Months Ended August 31,		Cumulative From Inception (June 18, 2002) to
	2007	2006	August 31, 2007
Cash flows from operating activities
Net loss	$(14,541,647)	$(17,903,962)	$(78,241,164)
Adjustments to reconcile net loss to net cash usedby operating activities
Stock for interest		45,913	4,352,508
Stock for services			264,600
Stock for services – related party			90,000
Oil and gas properties for services			732,687
Stock for debt – related party			233,204
Amortization of discount and deferred financing costs on convertible debt	2,738,126	8,849,726	20,646,688
Deferred selling costs	410,000		410,000
Finance costs incurred for waiver of triggering event			3,457,101
Write-off of discount and deferred financing costsupon conversion of convertible debt		346,083	2,979,404
Write-off of discount and deferred financing costsupon extinguishment of convertible debt			2,162,597
Compensation expense on vested stock options	891,647	999,660	2,619,057
Depreciation, depletion and amortization and aaccretion of ARO expense	262,582	680,707	3,001,176
Gain on disposition of oil and gas assets			(270,389)
Impairment of oil and gas properties	3,866,195	1,031,160	10,534,191
Other			11,178
Changes in assets and liabilities
Accounts payable – trade, accruals, bank overdrafts	(41,515)	3,025,023	513,410
Accounts payable – related party	(14,987)	(3,259)	49,413
Interest payable	2,387,825	1,363,098	5,448,742
Accounts receivable, prepaid and other current assets	953,110	(1,729,278)	(234,666)
Other	(43,300)	2,642	(61,743)
Net cash used by operating activities	(3,131,964)	(3,292,487)	(21,302,006)

Cash flows from investing activities
Additions to oil and gas properties	(1,967,853)	(2,817,603)	(47,908,147)
Management fees earned on operating properties	56,303	1,506,394	1,752,133
Purchase of furniture and equipment	(2,289)	(232)	(283,461)
Purchase surety bonds		(80,000)	(459,783)
Proceeds from surety bonds	31,521		31,521
Proceeds from sale of oil and gas asset			340,000
Deposit on oil and gas property sale, net of sellingcosts
Advance to affiliated			(60,000)
Cash received upon recapitalization and merger			4,234
Net cash (used for) investing activities	(1,882,318)	(1,391,441)	(46,583,503)

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Nine Months Ended August 31,				Cumulative From Inception (June 18, 2002) to
	2007		2006		August 31, 2007
Cash flows from financing activities
Proceeds from sale of common stock					17,905,300
Proceeds from sale of convertible notes payable				7,000,000	44,695,000
Proceeds from sale of convertible debentures					5,040,000
Proceeds from sale on notes payable – related party		8,618,777			14,118,777
Proceeds from exercise of warrants					1,019,306
Debt and stock offering costs				(127,700)	(3,980,569)
Payment of convertible notes payable		(4,160,505)		(3,333,333)	(10,180,285)
Payment of note payable – related party				(16,909)	(129,578)
Payment of note payable					(550,272)
Net cash provided by financing activities		4,458,272		3,522,058	67,937,679

Net (decrease) increase in cash		(556,010)		(1,161,870)	52,170

Cash and cash equivalents, beginning of period		608,180		1,328,469

Cash and cash equivalents, end of period		$52,170		$166,599	$52,170

Supplemental schedule of cash flow information
Cash paid for interest		$1,585,045		$2,238,288	$6,144,329

Supplemental disclosures of non-cash investing and financing activities
Debt incurred for oil and gas properties	$		$		$3,646,000
Debt incurred for finance costs	$		$		$3,547,101
Stock issued for services	$		$		$354,600
Stock issued for interest and debt	$			$3,076,780	$13,742,538
Stock issued for convertible debentures	$		$		$5,640,000
Warrants issued for offering and financing costs	$			$27,274	$1,685,850
Discount on convertible debt issued	$			$566,540	$14,883,630
Conversion of interest to debt	$		$		$11,178
Stock issued for subsidiary – related	$		$		$(202,232)
Stock issued for oil and gas properties	$		$		$9,146,800
Stock issued in connection with oil and gas asset sale		$410,000	$		$410,000

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - ORGANIZATION

Galaxy Energy Corporation is an independent oil and gas company primarily engaged in the exploration for, and the acquisition and development of crude oil and natural gas.  These activities have been conducted primarily in the Rocky Mountain region of the United States.

The unaudited financial statements included herein were prepared from the records of the Company in accordance with generally accepted accounting principles in the United States applicable to interim financial statements and reflect all adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the interim periods.  Such financial statements conform to the presentation reflected in the Company’s Form 10-K filed with the Securities and Exchange Commission for the year ended November 30, 2006.  The current interim period reported herein should be read in conjunction with the Company’s Form 10-K for the year ended November 30, 2006.

The results of operations for the nine months ended August 31, 2007 are not necessarily indicative of the results that may be expected for the full fiscal year ending November 30, 2007.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the Company and its wholly owned subsidiaries, Dolphin Energy Corporation (“Dolphin”) and Pannonian International, Ltd.  (“Pannonian”). All significant intercompany transactions have been eliminated.

LIQUIDITY

During the nine months ended August 31, 2007, the Company incurred a net loss of approximately $14,542,000 and used cash for operating activities of approximately $3,132,000.  The Company also has a working capital deficit of approximately $4,000,000, a stockholders’ deficit of approximately $5,300,000 and debt due to debt holders of approximately $56,000,000 that is payable over the next 3 years.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The Company’s continued operation is contingent upon its ability to raise additional capital, and ultimately attaining profitability from its oil and gas operations.

On December 29, 2006, the Company entered into a Purchase and Sale Agreement with a related party to sell all of the Company’s oil and gas interests in the Powder River Basin of Wyoming and Montana (the “Powder River Basin Assets”).  The purchase price for the Powder River Basin Assets was $45 million, with $20 million to be paid in cash and $25 million to be paid in shares of the purchaser’s common stock.  The purchase and sale agreement expired on August 31, 2007 and was not extended.

The Company is currently searching for other buyers and suitable terms for a sale of some of its assets; however there is no assurance a sale will be completed or that the Company will realize the full carrying value of the assets.  In such an event, the Company may be required to write off a portion of the carrying value and such write-off could be material.

Any financing obtained through the sale of Company equity will likely result in substantial dilution to the Company’s stockholders.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

DEVELOPMENT STAGE

The Company is considered a development stage company as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7, and its principal activities since inception have been raising capital through the sale of common stock and convertible notes and the acquisition of oil and gas properties in the Western United States, Germany and Romania.  The Company has recorded limited production from wells in the Powder River Basin of Wyoming and the Piceance Basin of Colorado; however, management does not consider that the Company has commenced principal operations as of August 31, 2007.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The Company’s financial statements are based on a number of significant estimates, including oil and gas reserve quantities, which are the basis for the calculation of depreciation, depletion and impairment of oil and gas properties, and timing and costs associated with its retirement obligation.  In addition, significant estimates are required in the valuation of undeveloped oil and gas properties.  Actual results could differ from those estimates and such differences could be material.

The oil and gas industry is subject, by its nature, to environmental hazards and clean-up costs.  At this time, management knows of no substantial costs from environmental accidents or events for which the Company may be currently liable.  In addition, the Company’s oil and gas business makes it vulnerable to changes in wellhead prices of crude oil and natural gas.  Such prices have been volatile in the past and can be expected to be volatile in the future.  By definition, proved reserves are based on current oil and gas prices and estimated reserves.  Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

OIL AND GAS PROPERTIES

The Company utilizes the full cost method of accounting for oil and gas activities.  Under this method, subject to a limitation based on estimated value, all costs associated with property acquisition, exploration and development, including costs of unsuccessful exploration, are capitalized within a cost center.  No gain or loss is recognized upon the sale or abandonment of undeveloped or producing oil and gas properties unless: 1) the sale represents a significant portion of oil and gas properties within a cost center and the gain significantly alters the relationship between capitalized costs and proved oil and gas reserves of the cost center; or 2) the proceeds of the sale are in excess of the capitalized costs within the cost center.  Depreciation, depletion and amortization of oil and gas properties is computed on the units of production method based on proved reserves.  Amortizable costs include estimates of future development costs of proved undeveloped reserves.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

OIL AND GAS PROPERTIES (Continued)

Capitalized costs of oil and gas properties may not exceed an amount equal to the present value, discounted at 10%, of the estimated future net cash flows from proved oil and gas reserves plus the cost, or estimated fair market value, if lower, of unproved properties.  Should capitalized costs exceed this ceiling, an impairment is recognized.  The present value of estimated future net cash flows is computed by applying year end prices of oil and natural gas to estimated future production of proved oil and gas reserves as of year end, less estimated future expenditures to be incurred in developing and producing the proved reserves and assuming continuation of existing economic conditions.  As of August 31, 2007, based upon natural gas prices of $2.32 per mcf, the full cost pool exceeded the above-described ceiling by $2,370,880.  Accordingly, impairment expense of $2,370,880 was recorded for the three months ended August 31, 2007.  The Company had previously recorded $1,495,315 in impairment expense in quarter ended May 31, 2007.  At August 31, 2007, the Company’s net full cost pool after these impairments is zero.

Unevaluated properties are assessed periodically on a cost center basis and costs associated with any properties determined to be impaired are reclassified to evaluated properties and such costs are added to the amortization base, which is subject to the full cost ceiling test limitations as described above.  Approximately $2,000,000 of no impairment or reclassification of unevaluated property costs was recognized during the nine months ended August 31, 2007.

IMPAIRMENT

The Company applies SFAS 144, “Accounting for the Impairment and Disposal of Long-Lived Assets,” which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Oil and gas properties accounted for using the full cost method of accounting, the method utilized by the Company, are excluded from this requirement, but will continue to be subject to the ceiling test limitations as described above.

DEFERRED SELLING COSTS

In connection with the proposed sale of the Powder River Basin Assets, the Company has incurred certain costs, which totaled $461,895, and were recorded as Deferred Selling Costs.  These costs were expensed as the sale to the related party was not completed.

ASSET RETIREMENT OBLIGATION

In 2001, the FASB issued SFAS 143, “Accounting for Asset Retirement Obligations.”  SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  This statement requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which it is incurred.  The liability is capitalized as part of the related long-lived asset’s carrying amount.  Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset.  The Company’s asset retirement obligations (“ARO”) relate primarily to the plugging, dismantlement, removal, site reclamation and similar activities of its oil and gas properties.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASSET RETIREMENT OBLIGATION (Continued)

The Company has, through acquisition and drilling, acquired working interests in 243 natural gas wells.  A limited number of these wells have had initial gas production, and the others are in various stages of completion and hook up at August 31, 2007.  The Company adopted the provisions of SFAS 143 to record the ARO associated with all wells in which the Company owns an interest on the date such obligation arose.  Depreciation of the related asset, and accretion of the ARO on wells from which production has commenced, has been calculated on a unit of production basis.  The amounts recognized upon adoption are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates and the credit-adjusted risk-free interest rate.

The Company evaluated the liability associated with its asset retirement obligations and determined that due to its inability to place certain of these assets into service that the liability at August 31, 2007 for approximately 145 wells should equal its estimated plugging and abandonment cost.  The Company recorded an additional $543,025 in liability and ARO asset.

The information below reflects the change in the ARO during the periods ended August 31,

	2007	2006
Balance beginning of period	$1,288,337	$1,242,967
Liabilities incurred	-	52,975
Revisions	543,025	(106,878)
Liabilities settled	-	-
Accretion	82,453	66,724
Balance end of period	$1,913,815	$1,255,788

SHARE BASED COMPENSATION

Effective December 1, 2005, the Company adopted SFAS 123(R),  “Accounting for Stock-Based Compensation,” using the modified prospective method, which results in the provisions of SFAS 123(R) being applied to the consolidated financial statements on a going-forward basis.  Prior periods have not been restated.  SFAS 123(R) requires companies to recognize share-based payments to employees as compensation expense on a fair value method.  Under the fair value recognition provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the service period, which generally represents the vesting period.  The expense recognized over the service period is required to include an estimate of the awards that will be forfeited.  Previously, no such forfeitures have occurred.  The Company is assuming no forfeitures going forward based on the Company's historical forfeiture experience.  The fair value of stock options is calculated using the Black-Scholes option-pricing model.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SHARE BASED COMPENSATION (Continued)

As of August 31, 2007, options to purchase an aggregate of 4,955,000 shares of the Company's common stock were outstanding, of which 3,632,500 are exercisable.  These options were granted during 2007, 2006, 2005, and 2004, to the Company’s employees, directors and consultants at exercise prices ranging from $0.19 to $3.51 per share.  The options vest at varying schedules within five years of their grant date and typically expire within ten years from the grant date.  Stock-based compensation costs were $891,647 and $999,660, before tax, for the nine months ended August 31, 2007 and 2006, respectively.  These amounts were charged to operations as compensation expense and included within general and administrative expense.

(LOSS) PER COMMON SHARE

Basic (loss) per share is based on the weighted average number of common shares outstanding during the period.  Diluted (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.  Convertible equity instruments such as stock options, warrants, convertible debentures and notes payable are excluded from the computation of diluted loss per share, as the effect of the assumed exercises would be anti dilutive.

RECLASSIFICATION

Certain amounts in the financial statements have been reclassified to conform to the August 31, 2007 financial statement presentation.  The reclassifications have no effect on the Company's net loss for the period.

NOTE 3 – PROPERTY AND EQUIPMENT

OIL AND GAS PROPERTIES

The Company recognizes three cost centers for its oil and gas activities, the United States Cost Center, the Germany Cost Center and the Romania Cost Center.

United States Cost Center

In 2003, the Company began the acquisition of unevaluated oil and gas properties primarily in the Powder River Basin region of the Rocky Mountain area.  In 2004, the Company acquired additional unevaluated properties, began its exploration program by drilling 135 wells and commenced limited production of natural gas in the Powder River Basin.  During 2005, exploratory drilling activities continued in the Powder River Basin, development of certain areas commenced and natural gas production reached a level that allowed the Company to recognize proved reserves on those producing properties.  During 2006 and to date, the Company continues limited dewatering operations in the Powder River Basin.

In 2005, the Company entered into an exploration project in the Piceance Basin of northwestern Colorado, acquiring prospective acreage, evaluating and planning for an exploratory drilling program. In 2006, the Company, as operator, drilled four wells and participated as non-operator in the drilling of four additional wells in the Piceance basin.  As of August 31, 2007, three of the Company’s operated wells are shut in pending completion operations and three of the non-operated wells have commenced production of natural gas, condensate and other hydrocarbon liquids.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – PROPERTY AND EQUIPMENT (continued)

OIL AND GAS PROPERTIES (Continued0

As of August 31, 2007, based upon natural gas prices of $2.32 per mcf, all of Galaxy’s properties were not economic.  Additionally, the Company impaired certain of its unproved acreage totalling $2,000,000.  Such costs were transferred to the full cost pool.  Accordingly impairment expense of $2,370,880 was recorded for the three months ended August 31, 2007. The Company had previously recorded $1,495,315 in impairment expense in quarter ended May 31, 2007.  Following the ceiling test write downs, the Company’s balance sheet reflects no capitalized oil and gas costs for the United States cost center.

Germany Cost Center

In March 2005, the Company, through its wholly owned subsidiary, Pannonian, entered into a farmout agreement with an unrelated party (the “Farmee”) to conduct exploration activities on its Neues Bergland Exploration Permit in Germany.  Prior to the farmout Pannonian owned a 50% interest in the permit.  Under the terms of the agreement, the Farmee made an initial payment of $750,000 to Pannonian and its partners to acquire a 40% interest in the permit, thereby reducing Pannonian’s ownership interest to 30%. The Company recognized a gain of $197,676 on the transaction, representing the excess of the proceeds over the original cost of the property.  In December 2005, the Company commenced drilling the initial test well on the permit.  The well, in which the Company had a carried interest, was completed in January 2006.  In July 2006, the Company completed the testing of the four primary zones of interest in the Glantal-1 well and no significant natural gas flows were encountered.  The wellbore was plugged and abandoned in August 2006.  The Company and its joint venture partners are evaluating further operations on the permit, which could include a seismic program and additional exploratory drilling.  The Company’s balance sheet reflects no capitalized oil and gas costs related to the Germany cost center

Romania Cost Center

In May 2005, the Company, through its wholly owned subsidiary, Pannonian, entered into a farmout agreement with a related party whose President is a significant shareholder of the Company (Falcon Oil & Gas or “Falcon”) to evaluate the concession held by Pannonian in the Jiu Valley Coal Basin in Romania.  This concession had been assigned to Pannonian by the Romanian government, in October 2002, under the terms of a Concession Agreement (the “Concession”).  The farmout agreement calls for the assignment of the Concession to Falcon; the assignment of a 75% working interest in the Concession area; and for the drilling of one test well and an additional, optional, test well, the cost of which will be paid 100% by Falcon.  In addition Falcon paid Pannonian $100,000 upon approval by the Romanian government of the assignment of the Concession, and will pay the first $250,000 of Pannonian’s proportionate share of drilling and operating costs subsequent to the drilling of the first two wells.  The Company recognized a gain of $72,713 on the transaction, representing the excess of the proceeds over the original cost of the property.  The first test well on the property, in which the Company had a carried interest, was drilled in 2005 and completion testing was carried out in 2006.  Based upon the completion test results , the partners in the project determined to plug and abandon the well.  The Company and Falcon are evaluating whether the drilling of a second well should be commenced in 2007.  Following the recognition of the gain on farmout, the Company’s balance sheet reflects no capitalized oil and gas costs for the Romanian cost center.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 - NOTES PAYABLE

RELATED PARTIES

As of August 31, 2007, the Company has issued eleven separate subordinated unsecured promissory notes for a total of $11,625,000 in favor of Bruner Family Trust UTD March 28, 2005, (the “Bruner Trust”) a related party. One of the trustees of the Bruner Trust is Marc E. Bruner, the president and a director of the Company.  Interest accrues at the rate of 8% per annum and the notes mature as summarized below or the time at which the Company’s senior indebtedness has been paid in full.  As the senior indebtedness is scheduled for repayment on May 31, 2010, the related party notes are classified as non-current obligations as of August 31, 2007.

In connection with the acquisition of oil and gas properties from DAR LLC, (“DAR”) the Company issued a promissory note to DAR in the amount of $2,600,000.  At August 31, 2007, the remaining balance of the note payable was $2,049,728.  The note together with accrued interest was acquired by the Bruner Trust in October 2006. The note, in the amount of $2,049,728 accrues interest at the rate of 12% per annum.  While the note, as amended, has a stated maturity date of December 1, 2006, the Bruner Family Trust has stated that it will not enforce its rights under the note until November 30, 2007.

At August 31, 2007 and November 30, 2006, notes payable to the Bruner Trust are as follows:

Issue Date	Due Date	August 31, 2007	November 30, 2006

Current liabilities
January 14, 2004	November 30, 2007	$ 2,049,728	$ 2,049,728

Non-current obligations
September 28, 2006	January 26, 2007	$ 2,500,000	$ 2,500,000
November 1, 2006	March 1, 2007	1,000,000	1,000,000
November 13, 2006	March 13, 2007	500,000	500,000
November 30, 2006	March 30, 2007	1,500,000	1,500,000
February 1, 2007	June 1, 2007	500,000	-
February 26, 2007	June 26, 2007	900,000	-
March 30, 2007	July 28, 2007	1,350,000	-
April 25, 2007	August 23, 2007	1,200,000	-
May 4, 2007	September 1, 2007	450,000	-
May 31, 2007	September 28, 2007	600,000	-
June 29, 2007	October 27, 2007	750,000
August 22, 2007	December 20, 2007	125,000
August 29, 2007	December 27, 2007	250,000

		$ 1,625,000	$ 5,500,000

Subsequent to August 31, 2007 and through the date of the filing of this report, the Company has borrowed an additional $975,000 from the Bruner Trust, under the same terms and conditions as the other notes.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 - NOTES PAYABLE (Continued)

On December 29, 2006, the Company entered into a Purchase and Sale Agreement (PSA) with a related party (PetroHunter Energy Corporation) to sell all of the Company’s oil and gas interests in the Powder River Basin of Wyoming and Montana (the “Powder River Basin Assets”).  The purchase price for the Powder River Basin Assets was $45 million, with $20 million to be paid in cash and $25 million to be paid in shares of the purchaser’s common stock.  The sale was not completed.

As part of the PSA, PetroHunter was required and did make an initial earnest money payment of $1.4 million.  PetroHunter made an additional earnest money payment of $600,000 in January 2007. Furthermore, PetroHunter paid the company $243,777 in March 2007 and $250,000 in July 2007 to cover operating expenses since January 1, 2007 of the fields covered by the PSA.  Since the sale was not completed, these deposits and advances have converted into a promissory note, payable to PetroHunter, and are unsecured subordinated debt of the Company, which is payable only after repayment of our senior indebtedness.  Interest on the note accrues at the rate of 8% per annum. The $2,493,777 is recorded in notes payable related party.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

2004 NOTES

In August and October 2004, the Company completed two tranches of a private offering of Senior Secured Convertible Notes and Warrants.  Gross proceeds from the initial tranche of the offering were $15,000,000.  Gross proceeds from the second tranche of the offering were $5,000,000.  The notes pay interest at the prime rate plus 7.25% per annum, mature two years from the date of issue, are collateralized by substantially all the Company’s assets, and are convertible into 10,695,187 shares of the Company’s common stock based on a conversion price of $1.87 per share.  Monthly principal repayments of $833,333, plus accrued interest commenced on March 1, 2005.  At the Company’s option, and assuming the satisfaction of certain conditions, the Company may pay the monthly installments in cash or through a partial conversion of the notes into shares of the Company’s common stock at a conversion rate equal to the lesser of $1.87 (as may be adjusted to prevent dilution), or 93% of the weighted average trading price of the Company’s common stock on the trading day preceding the conversion.  Note purchasers received warrants to purchase 5,194,806 shares of the Company’s common stock at an exercise price of $1.54 per share, for a period of three years.

On December 1, 2005, the Company and the holders of the 2004 Notes entered into an agreement, that among other things lowered the conversion price of the Notes, granted additional warrants to purchase shares of common stock and lowered the exercise price of existing and newly issued warrants.  In accordance with SFAS 5, Accounting for Contingencies, the Company recorded the effect of this agreement in the financial statements as of November 30, 2005.  In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, the Company recognized this transaction as an extinguishment of the existing debt and the issuance of new debt.  The Company wrote off unamortized discount and deferred financing associated with the original debt in the amount of $773,564, including the amount in interest and financing expense.  In addition, in accordance with EITF 98-5 and EITF 00-27, the Company recognized the fair value of the warrants and the beneficial conversion feature associated with the Notes aggregating $7,375,920 as a discount to the Notes as additional paid in capital.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

2004 NOTES (Continued)

On July 7, 2006, the Company and the holders of its senior secured convertible notes issued in 2004 and 2005 entered into a Waiver and Agreement.  The Company had notified the holders of the 2004 Notes of an Equity Liquidity Test Failure on July 3, 2006, as defined in its agreements with the holders, triggering the holders’ right to make an early repayment election in the aggregate amount of $1,217,929.

In the Waiver and Agreement, the Company and the holders agreed to the following:

•
The waiver of the holders’ right to make an early repayment election as a result of the July 2006 Equity Liquidity Test Failure and any Equity Liquidity Test Failure as of August 1, 2006 and/or September 1, 2006;

•	The deferral of the August 2006 and September 2006 installment payments on the 2004 Notes until October 2, 2006, unless earlier converted by the holders;

•
The Company gave the  holders the right to convert up to $5,000,000 in principal amount of the 2004 Notes, plus related interest, as a “Company Alternative Conversion” under the notes through September 30, 2006, with the amounts converted to be applied first to the August 2006 installment payment, second to the September 2006 installment payment, and then to those installments nearest to the maturity date of the 2004 Notes; and

•	The waiver of the Company’s right to prepay any part of the 2004 or 2005 Notes.

During July, August and September 2006, the holders converted a total of $4,812,249 of principal  and accrued interest into 12,993,939 shares of the Company’s common stock, in accordance with the terms of the Waiver and Agreement.

On November 29, 2006, the Company and the holders of the 2004 Notes entered into a Waiver and Amendment Agreement.  The Company had notified the holders of the 2004 Notes of the fact that a Triggering Event under the terms of the Notes had occurred as of August 31, 2006.  Among other things, this would have enabled the holders of the Notes to require the Company to redeem all or any portion of the outstanding principal amount of the Notes at a price equal to the greater of (i) 125% of such principal plus accrued and unpaid interest and (ii) the product of the current conversion rate in effect under the Notes multiplied by the volume-weighted average price of Galaxy’s common stock.  The holders agreed to waive the Triggering Event in consideration for an amendment to the 2004 Notes that reset the principal amounts of the Notes to 125% of the amounts outstanding as of October 31, 2006.  In accordance with EITF 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments”, the Company recognized this transaction as an extinguishment of the existing debt and the issuance of new debt.  The Company wrote off unamortized discount and deferred financing associated with the original debt in the amount of $957,101 including the amount in interest and financing cost.  In addition, in accordance with EITF 98-5 and EITF 00-27 the Company recognized the fair value of the warrants and the beneficial conversion feature associated with the Notes aggregating $663,002 as a discount to the Notes.  During the nine months ended August 31, 2007 the Company recorded amortization of the discount in the amount of $663,002 as interest expense.  In addition, the Company paid in cash the full balance due on the 2004 Notes.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

MARCH 2005 NOTES

In March 2005, the Company completed a private offering of Senior Secured Convertible Notes and Warrants to a group of accredited investors.  Gross proceeds from the offering were $7,695,000.  The notes pay interest at the prime rate plus 6.75% per annum, mature April 30, 2007, are subordinated to Galaxy’s secured debt and existing senior debt, and are convertible into 4,093,085 shares of common stock based on a conversion price of $1.88 per share beginning September 1, 2005.  Note purchasers received warrants to purchase 1,637,235 shares of the Company’s common stock at an exercise price of $1.88 per share, for a period of three years.  Principal and interest on the notes are payable upon maturity.

In connection with the agreement entered into with the Holders of the 2004 notes, as discussed above the terms of the March 2005 Notes were also amended to lower the conversion price and lower the exercise price of existing and newly issued warrants.  In accordance with SFAS 5, Accounting for Contingencies, the Company recorded the effect of this agreement in the financial statements as of November 30, 2005.  In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, the Company recognized this transaction as an extinguishment of the existing debt and the issuance of new debt.  The Company wrote off unamortized discount and deferred financing associated with the original debt in the amount of $1,389,033 including the amount in interest and financing cost.  In addition, in accordance with EITF 98-5 and EITF 00-27 the Company recognized the fair value of the warrants and the beneficial conversion feature associated with the Notes aggregating $2,802,876 as a discount to the Notes and as additional paid in capital.  During the nine months ended August 31, 2007 the Company recorded amortization of the discount in the amount of $1,172,506 as interest expense.

On April 27, 2007 the Company and the Holders of the March 2005 Notes entered into an Waiver and Amendment Agreement, which, among other things, extended the term of the March 2005 notes to the earliest of (A) the date of consummation of the PRB Sale,(B) October 31, 2007, and (C) such date as all amounts due under the Notes have been fully paid.  In addition each of the Holders agreed and confirmed the 2005 Subordinated Notes continue to be subordinate to the senior secured indebtedness. As the PRB Sale was not consummated and the Company is prohibited from paying the March 2005 Notes until the senior secured indebtedness is paid in full (currently scheduled for May 31, 2010), the March 2005 Notes are recorded as non-current obligations on the Company’s August 31, 2007 Balance Sheet.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

MAY 2005 NOTES

In May 2005, the Company completed a private offering of Senior Secured Convertible Notes to a group of accredited investors.  Gross proceeds from the offering were $10,000,000.  The notes are secured by a security interest in all of the assets of the Company and the domestic properties of its subsidiaries.  Such security interest ranks equally with that of the 2004 Notes, and senior to the March 2005 Notes.  The notes pay interest at the prime rate plus 7.25% adjusted and payable quarterly.  They mature May 31, 2010, and are convertible into 5,319,149 shares of common stock at any time, based on a conversion price of $1.88 per share. In addition, the Investors received a perpetual overriding royalty interest (“ORRI”) in Galaxy’s domestic acreage averaging from 1% to 3%, depending upon the nature and location of the property, a right of first refusal with respect to future debt and/or equity financings, and a right to participate in any farm-out financing transactions that do not have operating obligations by the financing party as a material component.  The fair value of the ORRI has been calculated to be the difference between the market price per share at the date of issue ($1.14) and the conversion price ($1.88), times the number of shares into which the notes are convertible (5,319,149) or $3,936,170.  This value has been recorded as a reduction of the Company’s undeveloped oil and gas properties full cost pool and as a discount to the notes.  The discount will be amortized over the five-year term of the notes.

On November 29, 2006, the Company and the holders of the May 2005 Notes entered into a Waiver and Amendment Agreement.  The Company had notified the holders of the May 2005 Notes of the fact that a Triggering Event under the terms of the Notes had occurred as of August 31, 2006.  Among other things, this would have enabled the holders of the Notes to require the Company to redeem all or any portion of the outstanding principal amount of the Notes at a price equal to the greater of (i) 125% of such principal plus accrued and unpaid interest and (ii) the product of the current conversion rate in effect under the Notes multiplied by the volume-weighted average price of Galaxy’s common stock.  The holders agreed to waive the Triggering Event in consideration for an amendment to the May 2005 Notes that reset the principal amounts of the Notes to 125% of the amounts outstanding as of October 31, 2006.  In accordance with EITF 96-19, the Company recognized this transaction as an extinguishment of the existing debt and the issuance of new debt.  The Company wrote off unamortized discount and deferred financing associated with the original debt in the amount of $2,500,000 including the amount in interest and financing cost.   In addition, in accordance with EITF 98-5 and EITF 00-27 the Company recognized the fair value of the warrants and the beneficial conversion feature associated with the Notes aggregating $2,750,577 as a discount to the Notes.  During the nine months ended August 31, 2007 the Company recorded amortization of the discount in the amount of $590,641 as interest expense.

APRIL 2006 DEBENTURES

In April 2006, the Company completed a private offering of Subordinated Convertible Debentures and Warrants to a group of accredited investors.  Gross proceeds from the offering were $4,500,000.  The Debentures pay interest at 15% per annum, have a 30-month maturity which will extend under the terms of the financing until all of the Company’s senior debt has been retired, and are subordinated to Galaxy’s secured debt and existing senior debt.  The Debentures are convertible into 2,884,615 shares of common stock based on a conversion price of $1.56 per share.  Debenture purchasers received warrants to purchase 865,383 shares of the Company’s common stock at an exercise price of $1.60 per share, for a period of five years.  Principal and interest on the Debentures are payable upon maturity.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

APRIL 2006 DEBENTURES (Continued)

The fair value of the warrants was estimated as of the issue date under the Black-Scholes pricing model, with the following assumptions: common stock based on a market price of $1.06 per share, zero dividends, expected volatility of 67.46%, risk free interest rate of 4.875% and expected life of 2.5 years.  The fair value of the warrants of $295,029 resulted in a discount of $395,986 which has been recorded as additional paid in capital and as a discount to the Debentures and is being amortized over the term of the Debentures.  Amortization of the discount of $118,709 is included in interest expense for the nine months ended August 31, 2007.

JUNE 2006 DEBENTURES

In June 2006, the Company completed a private offering of Subordinated Convertible Debentures and Warrants to an accredited investor.  Gross proceeds from the offering were $2,500,000.  The Debentures pay interest at 15% per annum, have a 30-month maturity which will extend under the terms of the financing until all of the Company’s senior debt has been retired, and are subordinated to Galaxy’s secured debt and existing senior debt.  The Debentures are convertible into 1,602,564 shares of common stock based on a conversion price of $1.56 per share.  The Debenture purchaser received warrants to purchase 480,769 shares of the Company’s common stock at an exercise price of $1.60 per share, for a period of five years.  Principal and interest on the Debentures are payable upon maturity.

The fair value of the warrants was estimated as of the issue date under the Black-Scholes pricing model, with the following assumptions: common stock based on a market price of $0.79 per share, zero dividends, expected volatility of 67.36%, risk free interest rate of 5.125% and expected life of 2.5 years.  The fair value of the warrants of $92,695 resulted in a discount of $170,555 which has been recorded as additional paid in capital and as a discount to the Debentures and is being amortized over the term of the Debentures.  Amortization of the discount of $51,129 is included in interest expense for the nine months ended August 31, 2007.

The Company has evaluated the embedded conversion feature in the 2004, the March 2005, and the May 2005 Notes, and the April 2006 and the June 2006 Debentures and concluded the feature does not require classification as a derivative instrument because the feature would be classified as equity if it were a freestanding instrument and therefore, meets the scope exception found in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”).  Included in the evaluation is the conclusion the Notes and Debentures meet the definition of “conventional convertible instrument” and therefore the embedded conversion feature is not subject to the provisions of EITF 00-19.  Further the Company has evaluated the detachable warrants related to the 2004 and the March 2005 Notes and the April 2006 and the June 2006 Debentures, and concluded that the warrants also meet the scope exception found in SFAS 133 and are appropriately classified as equity.  The Company has also evaluated the freestanding registration rights agreements attached to the Notes and Debentures and have concluded they do meet the definition of derivative instruments under SFAS 133.  The fair value of the derivative liabilities has been determined not to be significant based on a probability- weighted, discounted cash flow evaluation of its terms.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 - CONVERTIBLE NOTES PAYABLE (continued)

At August 31, 2007 and November 30, 2006 convertible notes consist of the following:

	2007	2006
2004 Notes	$-	$4,160,505
Less unamortized discount	-	(663,002)
March 2005 Notes	7,695,000	7,695,000
Less unamortized discount	-	(1,172,506)
May 2005 Notes	12,500,000	12,500,000
Less unamortized discount	(2,159,936)	(2,750,577)
April 2006 Notes	4,500,000	4,500,000
Less unamortized discount	(181,963)	(300,671)
June 2006 Notes	2,500,000	2,500,000
Less unamortized discount	(88,823)	(139,951)
	24,764,278	26,328,798
Less current portion, net	-	(10,019,996)
long term portion, net	$24,764,278	$16,308,802

Total unamortized discount on all Notes and Debentures at August 31, 2007 in the amount of $2,430,722 will be amortized and recognized as interest expense over the remaining terms of the respective debt instruments.

Total principal payments scheduled to be made in the next twelve months, including related party debt, are $23,863,505; however, under the terms of the Senior Secured Debt, the Company is prohibited from making $16,168,505 of such principal payments until the senior indebtedness has been paid. The Senior Secured Debt is scheduled for repayment on May 31, 2010; however, the Company currently plans to utilize the proceeds from any future sale of the Company’s oil and gas properties to repay or reduce those amounts.

NOTE 6 – STOCKHOLDERS’ EQUITY

During the nine months ended August 31, 2007, the Company issued 2,000,000 shares of its common stock to its senior secured creditors in exchange for the creditors’ consent to the Powder River Basin Asset Sale.  The creditors’ consent was required because they have a security interest covering the assets to be sold.  The Company issued the shares at the closing market price per share on the dates of issuance, and the value associated with these shares, $410,000 was included in deferred selling costs.  Since the purchase and sale agreement expired on August 31, 2007 and was not extended, the $410,000 was charged to interest expense at August 31, 2007.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 – STOCK OPTION PLAN

The Company adopted the 2003 Stock Option Plan (the “Plan”), as amended.  Under the Plan, stock options may be granted at an exercise price not less than the fair market value of the Company’s common stock at the date of grant.  Options may be granted to key employees and other persons who contribute to the success of the Company.  The Company has reserved 6,500,000 shares of common stock for the plan. At August 31, 2007, and November 30, 2006, options to purchase 1,545,000 and 1,785,000 shares, respectively, were available to be granted pursuant to the stock option plan.

On January 2, 2007, the Company granted each of the Company’s outside directors options to purchase 60,000 shares of the Company’s common stock for a term 10 years at the closing price of the common stock on the date of grant.  The options were vested upon grant.

NOTE 8 – SUBSEQUENT EVENTS

Subsequent to August 31, 2007 and through the date of the filing of this report, the Company has borrowed an additional $975,000 from the Bruner Trust, under the same terms and conditions as the other notes.

On August 30, 2007, the Company submitted a revised plan of action, which took the termination of the PSA with PetroHunter into account, to bring the Company into compliance with AMEX’s continued listing standards.  On October 15, 2007 AMEX notified the Company that AMEX accepted such revised plan based on the expectation that the Company will complete a sale of certain assets and utilize the proceeds to pay down   a significant portion of its outstanding debt, and continued the Company’s listing pursuant to an extension until December 31, 2007.  The Company will be subject to periodic review by AMEX staff during the extension period.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Galaxy Energy Corporation
Denver, Colorado

We have audited the consolidated balance sheets of Galaxy Energy Corporation and subsidiaries (the “Company”), a development stage company, as of November 30, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended November 30, 2006 and for the period from inception (June 18, 2002) to November 30, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended November 30, 2006 and for the period from inception (June 18, 2002) to November 30, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and its total liabilities exceeds its total assets.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HEIN & ASSOCIATES LLP

HEIN& ASSOCIATES LLP

Denver, Colorado
March 14, 2007, except for the period from inception (June 18, 2002) to November 30, 2006, as included on F-4 through F-8, for which the date is November 12, 2007.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
NOVEMBER 30, 2006 and 2005

	2006	2005

ASSETS
Current assets
Cash and cash equivalents	$608,180	$1,328,469
Accounts receivable, joint interest	60,475	744,037
Accounts receivable, joint interest, related party	923,172	32,845
Accounts receivable, other	102,800	510,196
Prepaid and other	107,236	167,513
Total Current Assets	1,801,863	2,783,060

Oil and gas properties, at cost, full cost method of accounting
Evaluated oil and gas properties	10,991,945	9,991,629
Unevaluated oil and gas properties	42,767,330	41,464,395
Less accumulated depletion, amortization and impairment	(8,966,135)	(7,097,299)
	44,793,140	44,358,725

Furniture and equipment, net	121,945	194,877

Other assets
Deferred financing costs, net	565,524	721,024
Restricted investments	459,783	379,782
Other	18,003	21,910
	1,043,310	1,122,716

Total Assets	$47,760,258	$48,459,378

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$1,548,168	$1,880,290
Accounts payable - related party	64,400	99,078
Notes payable - related party	7,549,728	-
Current portion convertible notes payable, net	10,019,996	5,041,524
Notes payable	-	2,049,728
Interest payable	2,488,451	402,884
Total Current Liabilities	21,670,743	9,473,504

Non-current obligations
Convertible notes payable, net	16,308,801	10,392,434
Interest Payable	572,466	744,833
Asset retirement obligation	1,288,337	1,242,967
Total Non-current Obligations	18,169,603	12,380,234

Commitments and contingencies ( Notes 2 and 10)	-	-

Stockholders' equity
Preferred stock, $001 par value
Authorized - 25,000,000 shares
Issued - none	-	-
Common stock, $.001 par value
Authorized - 400,000,000 shares
Issued and outstanding - 81,661,968 shares
and 68,668,029 shares	81,662	68,668
Capital in excess of par value	71,537,766	64,073,382
Deficit accumulated during the development stage	(63,699,517)	(37,536,410)
Total Stockholders' Equity	7,919,911	26,605,640

Total Liabilities and Stockholders' Equity	$47,760,258	$48,459,378

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

				Cumulative
	Year Ended	Year Ended	Year Ended	From Inception
	November 30,	November 30,	November 30,	(June 18, 2002) to
	2006	2005	2004	November 30, 2006
Revenue
Natural gas sales	$1,194,642	$1,297,194	$122,455	$2,614,291
Gain on disposition of oil and gas property	-	197,676	-	197,676
Gain on disposition of oil and gas property,
and other income, related party	79,474	43,472		122,946
	1,274,116	1,538,342	122,455	2,934,913

Costs and expenses
Lease operating expense	781,136	965,069	59,247	1,805,451
General and administrative	5,016,534	5,316,588	3,517,218	17,085,902
Impairment of oil and gas properties	1,328,432	5,273,795	-	6,667,996
Depreciation, depletion and amortization	779,446	1,887,074	76,390	2,743,595
	7,905,548	13,442,526	3,652,855	28,302,944

Other income (expense)
Interest and other income	15,614	163,291	51,396	230,301
Interest expense and financing costs	(19,547,289)	(12,244,752)	(6,352,100)	(38,561,787)
	(19,531,675)	(12,081,461)	(6,300,704)	(38,331,486)

Net Loss	$(26,163,107)	$(23,985,645)	$(9,831,104)	$(63,699,517)

Net loss per common share - basic and diluted	$(0.36)	$(0.37)	$(0.18)	$(1.21)

Weighed average number of common
shares outstanding - basic and diluted	72,094,609	64,698,889	53,488,853	52,553,620

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
STATEMENT OF STOCKHOLDER'S EQUITY
PERIOD FROM INCEPTION (June 18, 2002) TO NOVEMBER 30, 2002 AND YEARS ENDED
NOVEMBER 30, 2003, 2004, 2005 AND 2006

				Deficit
				Accumulated
			Capital	During the
	Common Stock		In Excess	Development
	Shares	Amount	Par Value	Stage

Balance, June 18, 2002 (Inception)	-	$-	$-	$-

Issuance of common stock for services
at $0.05 per share	4,000,000	4,000	196,000
Sale of common stock for cash at:
$0.001 per share	11,500,000	11,500	-
$0.02 per share	500,000	500	9,500
$0.05 per share	3,000,000	3,000	147,000
$0.34 per share	1,997,058	1,997	677,003
Recapitalization of shares issued
prior to merger	9,028,000	9,028	(69,359)
Net loss				(1,140,066)

Balance, November 30, 2002	30,025,058	30,025	960,144	(1,140,066)

Issuance of common stock for cash
at $1.00 per share	1,602,000	1,602	1,598,228
Issuance of common stock for services at:
$1.00 per share	10,000	10	9,990
$ .91 per share	60,000	60	54,540
Issuance of common stock to related party
upon conversion of outstanding debt at $1.00 per share	233,204	233	232,971
Issuance of common stock to related party
for services at $1.00 per share	90,000	90	89,910
Common stock issued to acquire subsidiary	1,951,241	1,952	(204,184)
Warrants to acquire common stock in conjunction with
convertible debenture issuance			1,285,995
Intrinsic value of debentures beneficial conversion feature			2,292,654
Net Loss				(2,579,595)

Balance, November 30, 2003	33,971,503	33,972	6,320,248	(3,719,661)

Issuance of common stock upon warrant conversion	45,763	46	26,954
Issuance of common stock for cash at $1.40 per share	2,503,571	2,504	3,502,496
Warrants issued to placement agents in connection with			157,599
common stock
Costs of offering			(1,784,448)
Issuance of common stock for oil and gas properties
at $1.40 per share	2,000,000	2,000	2,798,000
Issuance of common stock for oil and gas properties
at $1.80 per share	3,000,000	3,000	5,397,000
Issuance of common stock for cash at $1.80 per share	6,637,671	6,638	11,941,161
Warrants issued to placement agents in connection with
common stock			900,504
Costs of offering			(449,439)
Issuance of common stock upon conversion of
convertible debenture	1,525,424	1,525	898,475
Issuance of common stock for oil and gas properties
at $2.63 per share	360,000	360	946,440
Issuance of common stock upon conversion of
convertible debenture and accrued interest	8,054,364	8,054	4,744,021

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
STATEMENT OF STOCKHOLDER'S EQUITY
PERIOD FROM INCEPTION (June 18, 2002) TO NOVEMBER 30, 2002 AND YEARS ENDED
NOVEMBER 30, 2003, 2004, 2005 AND 2006

				Deficit
				Accumulated
			Capital	During the
	Common Stock		In Excess	Development
	Shares	Amount	Par Value	Stage

Issuance of common stock for cashless exercise of
placement agent warrants	719,213	719	(719)
Discount on convertible notes payable due to issuance
of detachable warrants			4,336,316
Warrants issued to placement agents in connection with
convertible notes payable			404,021
Stock based compensation costs for stock options granted
to non-employees			34,525

Net Loss			-	(9,831,104)

Balance, November 30, 2004	58,817,509	58,818	40,173,154	(13,550,765)

Issuance of common stock upon warrant
conversion	1,332,676	1,332	990,970
Issuance of common stock for cashless
exercise of warrants	577,033	577	(577)
Issuance of common stock upon conversion of
convertible notes and accrued interest	7,940,811	7,941	8,677,068
Discount on convertible notes payable due to
issuance of detachable warrants			12,902,328
Discount on issuance of common stock
below market value			1,074,428
Warrants issued to placement agents in
connection with convertible notes payable			88,874
Stock based compensation costs for stock
options granted to non-employees			167,137
Net loss				(23,985,645)

Balance, November 30, 2005	68,668,029	68,668	64,073,382	(37,536,410)
Warrants issued to placement agents in
connection with convertible notes payable			27,274
Discount on convertible notes payable due to
issuance of detachable warrants			395,986
Stock based compensation costs for stock
options granted to employees & non-employees			1,525,751
Discount on convertible notes payable due to
issuance of detachable warrants			170,555
Issuance of common stock upon conversion of
convertible notes and accrued interest	12,993,939	12,994	4,799,255
Discount on issuance of common stock
below market value			545,563
Net loss				(26,163,107)

Balance, November 30, 2006	81,661,968	$81,662	$71,537,766	$(63,699,517)

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

				Cumulative
	Year Ended	Year Ended	Year Ended	From Inception
	November 30,	November 30,	November 30,	(June 18, 2002) to
	2006	2005	2004	November 30, 2006
Cash flows from operating activities
Net loss	$(26,163,107)	$(23,985,645)	$(9,831,104)	$(63,699,517)
Adjustments to reconcile net loss to net
cash (used) by operating activities
Stock for interest	644,549	3,695,884	12,075	4,352,508
Stock for services	-	-	-	264,600
Stock for services - related party	-	-	-	90,000
Oil and gas properties for services	-	732,687	-	732,687
Stock for debt - related party	-	-	-	233,204
Amortization of discount and deferred financing costs
on convertible debt	10,611,349	4,870,043	2,085,491	17,908,562
Finance costs incurred for waiver of triggering event	3,457,101	-	-	3,457,101
Write-off of discount and deferred financing costs
upon conversion of convertible debt	-	-	2,979,404	2,979,404
Write-off of discount and deferred financing costs
upon extiguishment of convertible debt	-	2,162,597	-	2,162,597
Compensation expense on vested stock options	1,525,752	167,137	34,521	1,727,410
Depreciation, depletion and amortization
and accretion of ARO expense	779,446	1,887,074	76,390	2,738,594
Gain on disposition of oil and gas assets	(72,713)	(197,676)	-	(270,389)
Impairment of oil and gas properties	1,328,432	5,273,795	-	6,667,996
Other	-	-	-	11,178
Changes in assets and liabilities:
Accounts payable - trade, accruals, bank overdrafts	(332,121)	454,463	(63,539)	39,658
Accounts payable - related	(34,679)	(14,679)	(46,274)	64,400
Interest payable	1,913,199	441,998	631,000	3,060,917
Accounts receivable, prepaids and other
current assets	260,908	(1,256,589)	(142,523)	(1,187,776)
Other	4,405	(17,861)	4,973	(18,443)
Net cash used by operating activities	(6,077,479)	(5,786,772)	(4,259,586)	(18,685,309)

Cash flows from investing activities
Additions to oil and gas properties	(4,145,612)	(18,873,239)	(20,266,368)	(45,425,027)
Management fees earned on operated properties	1,695,830	-	-	1,695,830
Purchase of furniture and equipment	(1,995)	(128,056)	(145,909)	(281,172)
Purchase surety bonds	(80,000)	(379,783)	-	(459,783)
Proceeds from sale of oil and gas asset	100,000	240,000	-	340,000
Advance to affiliate		-	-	(60,000)
Cash received upon recapitalization and merger		-	-	4,234
Net cash used by investing activities	(2,431,777)	(19,141,078)	(20,412,277)	(44,185,918)

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

				Cumulative
				From Inception
	Year Ended	Year Ended	Year Ended	(June 18, 2002)
	November 30, 2006	November 30, 2005	November 30, 2004	to November 30, 2006
Cash flows from financing activities
Proceeds from sale of common stock	-	-	15,452,800	17,905,300
Proceeds from sale of convertible notes payable	7,000,000	17,695,000	20,000,000	44,695,000
Proceeds from sale of convertible debentures	-	-	-	5,040,000
Proceed for sale on notes payable - related party	5,500,000			5,500,000
Proceeds from exercise of warrants	-	992,306	27,000	1,019,306
Debt and stock offering costs	(127,700)	(942,169)	(2,419,978)	(3,980,569)
Payment of convertible notes payable	(4,583,333)	(1,436,447)	-	(6,019,780)
Payment of note payable - related party	-	(15,946)	(113,632)	(129,578)
Payment of note payable		(550,272)	-	(550,272)
Net cash provided by financing activities	7,788,967	15,742,472	32,946,190	63,479,407

Net (decrease) increase in cash	(720,289)	(9,185,378)	8,274,327	608,180

Cash and cash equivalents, beginning of period	1,328,469	10,513,847	2,239,520	-
Cash and cash equivalents, end of period	$608,180	$1,328,469	$10,513,847	$608,180

Supplemental schedule of cash flow information
Cash paid for interest	$2,846,091	$1,065,442	$205,084	$4,559,284

Supplemental disclosures of non-cash investing and
financing activities
Debt incurred for oil and gas properties	$-	$-	$2,600,000	$3,646,000
Debt incurred for finance costs	$3,547,101	$-	$-	$3,547,101
Stock issued for services	$-	$-	$-	$354,600
Stock issued for interest and debt	$4,812,249	$8,685,009	$12,075	$13,742,538
Stock issued for convertible debentures	$-	$-	$5,640,000	$5,640,000
Warrants issued for offering and financing costs	$27,274	$88,874	$1,462,124	$1,685,850
Discount on convertible debt issued	$566,541	$16,538,498	$4,336,316	$14,883,630
Conversion of interest to debt	$-	$-	$-	$11,178
Stock issued for subsidiary - related	$-	$-	$-	$(202,232)
Stock issued for oil and gas properties	$-	$-	$9,146,800	$9,146,800

The accompanying notes are an integral part of these financial statements.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS COMBINATIONS

Galaxy Energy Corporation (“Galaxy”) was incorporated under the laws of the State of Colorado on December 17, 1999, for the purpose of acquiring and developing mineral properties.  On November 13, 2002, Galaxy completed an Agreement and Plan of Reorganization (the “Agreement”) whereby it issued 20,997,058 shares of its common stock to acquire all of the shares of Dolphin Energy Corporation (“Dolphin”), a private corporation incorporated on June 18, 2002, under the laws of the State of Nevada.  Galaxy was a public company and had no operations prior to entering into the Agreement.  Dolphin, an independent energy company engaged in the exploration, development and acquisition of crude oil and natural gas reserves in the western United States, is considered a development stage company as defined by Statement of Financial Accounting Standards (SFAS) No. 7.  Dolphin is an exploration stage oil and gas company and had not earned any production revenue, nor found proved resources on any of its properties.  Dolphin’s principal activities had been raising capital through the sale of its securities and identifying and evaluating potential oil and gas properties.

As a result of this transaction, Dolphin became a wholly owned subsidiary of the Galaxy.  Since this transaction resulted in the former shareholders of Dolphin acquiring control of Galaxy, for financial reporting purposes the business combination was accounted for as an additional capitalization of Galaxy (a reverse acquisition with Dolphin as the accounting acquirer).  Dolphin was deemed to be the purchaser and parent company for financial reporting purposes.  Accordingly, its net assets were included in the consolidated balance sheet at their historical book value.

The fair value of the assets acquired and liabilities assumed pursuant to the transaction with Dolphin are as follows:

Net cash acquired	$2,974
Liabilities assumed	(63,305)

Net liabilities assumed	$(60,331)

On June 2, 2003, Galaxy completed a Share Exchange Agreement whereby it issued 1,951,241 shares of its common stock to acquire all the shares of Pannonian International, Ltd. (“Pannonian”), a related entity.  Pannonian was a private corporation incorporated on January 18, 2000, under the laws of the State of Colorado.  The shares issued were valued at the predecessor cost of the net assets of Pannonian acquired.  As a result of the June 2, 2003 transaction, Pannonian became a wholly owned subsidiary of Galaxy.

The predecessor cost of the assets acquired and liabilities assumed pursuant to the transaction with Pannonian were:

Net cash acquired	$1,260
Undeveloped oil and gas properties	75,680
Liabilities assumed	(279,173)

Net liabilities assumed	$(202,233)

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include Galaxy for the period from November 13, 2002 to November 30, 2002, and its wholly owned subsidiary, Dolphin, for the period from June 18, 2002 to November 30, 2002.  For the year ended November 30, 2003, the consolidated financial statements include Galaxy and Dolphin for the entire year and Pannonian from the effective date of the acquisition, June 2, 2003, to November 30, 2003.  For the years ended November 30, 2004, 2005 and 2006, the consolidated financial statements include Galaxy, Dolphin, and Pannonian (the “Company”).  All significant intercompany transactions have been eliminated upon consolidation.

LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  For the year ended November 30, 2006 the Company incurred operating losses of $26,163,107 and used cash in operating activities of $6,077,479.  During the year ended November 30, 2006 the Company’s working capital deficit increased to $19,868,880 from $6,690,444, while its cash balance decreased to $608,180 from the November 30, 2005 balance of $1,328,469.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  The Company’s continued operation is contingent upon its ability to raise additional capital through debt or equity placements or sell assets and ultimately attaining profitability from its oil and gas operations. As further discussed in Note 11 – Subsequent Events, subsequent to November 30, 2006, the Company entered into a Purchase and Sale Agreement with a related party to sell all of the Company’s oil and gas interests in the Powder River Basin of Wyoming and Montana (the “Powder River Basin Assets”).  The purchase price for the Powder River Basin Assets is $45 million, with $20 million to be paid in cash and $25 million to be paid in shares of the purchaser’s common stock.  Closing of the transaction is subject to approval by the Company’s secured noteholders, approval of all matters in its discretion by the Company’s Board of Directors, the purchaser obtaining outside financing on terms acceptable to its Board of Directors, and various other terms and conditions.  The Company intends to use the cash proceeds to repay the senior secured convertible notes and is in negotiations with the subordinated noteholders to repay the principal and accrued interest on their notes utilizing the shares of common stock of the purchaser.  If the Company is unable to close the asset sale to the related party, those assets will be offered for sale to other potential buyers; however there is no assurance such a sale would be completed or that the Company will realize the full carrying value of the assets.  In such an event the Company may be required to write off a portion of the carrying value and such write-off could be material.

The Company’s continued operation is contingent upon its ability to raise additional capital and ultimately attaining profitability from its oil and gas operations.  In addition to the sale of Powder River Basin Assets, the Company is considering other options for raising additional capital to fund its 2007 operational budget such as debt and equity offerings, other asset sales, the farm-out of some of its acreage and other similar type transactions.  There is no assurance that financing will be available to the Company on favorable terms or at all or that any asset sale transaction will close.  Any financing obtained through the sale of Company equity will likely result in substantial dilution to the Company’s stockholders.  If the Company is forced to sell additional assets to meet its current liquidity needs, it may not realize the full market value of the asset and the sales price could be less than the Company’s carrying value of the asset.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

DEVELOPMENT STAGE

The Company is considered a development stage company as defined by Statement of Financial Accounting Standards (“SFAS”) No. 7, and its principal activities since inception have been raising capital through the sale of common stock and convertible notes and the acquisition of oil and gas properties in the Western United States, Germany and Romania.  The Company has recorded limited production from wells in the Powder River Basin of Wyoming and the Piceance Basin of Colorado; however, management does not consider that the Company has commenced principal operations as of November 30, 2006.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.  Significant estimates are required for proved oil and gas reserves which, as described in Note 3 – Property and Equipment, have a material impact on the carrying value of oil and gas property.  In addition, significant estimates are required in the valuation of undeveloped oil and gas properties.  Actual results could differ from those estimates and such differences could be material.  The Company has negotiated a purchase and sale agreement with a related party to sell certain of its evaluated and unevaluated oil and gas properties.  The value at which such assets are carried on the balance sheet is supported by an independent third party appraisal of an amount approximately equal to such carrying value, and the negotiated sales price for the assets is in excess of the carrying value.  If the Company is unable to close the asset sale to the related party, those assets will be offered for sale to other potential buyers; however there is no assurance such a sale would be completed or that the Company will realize the full carrying value of the assets.  In such an event the Company may be required to write off in the near term a portion of the carrying value and such write-off could be material.

The oil and gas industry is subject, by its nature, to environmental hazards and clean-up costs.  At this time, management knows of no substantial costs from environmental accidents or events for which the Company may be currently liable.  In addition, the Company’s oil and gas business makes it vulnerable to changes in wellhead prices of crude oil and natural gas.  Such prices have been volatile in the past and can be expected to be volatile in the future.  By definition, proved reserves are based on current oil and gas prices and estimated reserves.  Price declines reduce the estimated quantity of proved reserves and increase annual amortization expense (which is based on proved reserves).

CASH EQUIVALENTS

For purposes of reporting cash flows, the Company considers as cash equivalents all highly liquid investments with a maturity of three months or less at the time of purchase.  The Company may have cash in banks in excess of federally insured amounts.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ACCOUNTS RECEIVABLE AND CREDIT POLICIES

The Company has certain trade receivables consisting of oil and gas sales obligations due under normal trade terms.  Management regularly reviews trade receivables and reduces the carrying amount by a valuation allowance that reflects management’s best estimate of the amount that may not be collectible.  At November 30, 2006, the Company has determined no allowance for uncollectible receivables is necessary.

OIL AND GAS PROPERTIES

The Company utilizes the full cost method of accounting for oil and gas activities.  Under this method, subject to a limitation based on estimated value, all costs associated with property acquisition, exploration and development, including costs of unsuccessful exploration, are capitalized within a cost center.  No gain or loss is recognized upon the sale or abandonment of undeveloped or producing oil and gas properties unless the sale represents a significant portion of oil and gas properties and the gain significantly alters the relationship between capitalized costs and proved oil and gas reserves of the cost center.  Depreciation, depletion and amortization of oil and gas properties is computed on the units of production method based on proved reserves.  Amortizable costs include estimates of future development costs of proved undeveloped reserves.

Capitalized costs of oil and gas properties may not exceed an amount equal to the present value, discounted at 10%, of the estimated future net cash flows from proved oil and gas reserves plus the cost, or estimated fair market value, if lower, of unproved properties.  Should capitalized costs exceed this ceiling, an impairment is recognized.  The present value of estimated future net cash flows is computed by applying year end prices of oil and natural gas to estimated future production of proved oil and gas reserves as of year end, less estimated future expenditures to be incurred in developing and producing the proved reserves and assuming continuation of existing economic conditions.

The Company has identified certain oil and gas properties which it intends to sell and has negotiated a purchase and sale agreement with a related party to dispose of those assets.  Full cost accounting rules do no include provisions for segregating those assets and identifying them as held for sale or segregating related revenues and expenses as discontinued operations.  Accordingly, those assets are reflected on the balance sheet as either evaluated and unevaluated oil and gas properties, as appropriate and the statement of operations reflects the related revenues and expenses with other continuing operations.

As of November 30, 2006, based on oil and gas prices of $49.50 per barrel and $6.74 per mcf, the full cost pool exceeded the above-described ceiling by  $297,272 and the Company recorded an impairment of such amount.  As of August 31, 2006, the Company’s full cost pool exceeded the ceiling limitation based on oil and gas prices of $50.00 per barrel and $5.27 per mcf and the Company recognized impairment expense of $1,031,160 during the quarter ended August 31, 2006.

As of November 30, 2005, based upon oil and gas prices of $59.35 per barrel and $6.79 per mcf, the Company recorded an impairment expense of $5,273,795 representing the excess of capitalized costs over the ceiling amount.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

OIL AND GAS PROPERTIES (Continued)

The Company applies SFAS 144, “Accounting for the Impairment and Disposal of Long-Lived Assets,” which requires that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Oil and gas properties accounted for using the full cost method of accounting, the method utilized by the Company, are excluded from this requirement, but will continue to be subject to the ceiling test limitations as described above.

PROPERTY AND EQUIPMENT

Furniture and equipment is recorded at cost.  Depreciation is to be provided by use of the straight-line method over the estimated useful lives of the related assets of three to five years.  Expenditures for replacements, renewals, and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Long-lived assets, other than oil and gas properties, are evaluated for impairment to determine if current circumstances and market conditions indicate the carrying amount may not be recoverable.  The Company has not recognized any impairment losses on non-oil and gas long-lived assets.

Depreciation expense of $74,428, $63,263 and $20,353 was recorded for the years ended November 30, 2006, 2005 and 2004, respectively.

DEFERRED FINANCING COSTS

The Company capitalizes costs associated with the issuance of debt instruments.  These costs are amortized utilizing the interest method over the term of the debt agreements.  Amortization expense of deferred financing costs were $310,474, $495,475 and $442,816 for the years ended November 30, 2006, 2005 and 2004, respectively.

ASSET RETIREMENT OBLIGATION

In 2001, the FASB issued SFAS 143, “Accounting for Asset Retirement Obligations.”  SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  This statement requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the period in which it is incurred.  The liability is capitalized as part of the related long-lived asset’s carrying amount.  Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset.  The Company’s asset retirement obligations (“ARO”) relate primarily to the plugging, dismantlement, removal, site reclamation and similar activities of its oil and gas properties.

As of November 30, 2006, the Company had, through acquisition and drilling, acquired working interests in 249 natural gas and water disposal wells.  A limited number of these wells have recorded gas production, and the others are in various stages of completion and hook up at, November 30, 2006.  The Company records ARO associated with all wells in which the Company owns an interest on the date such obligation arose.  Depreciation of the related asset, and accretion of the ARO on wells from which production has commenced, has been calculated using the Company’s estimate of the life of the wells, based upon the lives of comparable wells in the area.  The amounts recognized are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates and the credit-adjusted risk-free interest rate.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASSET RETIREMENT OBLIGATION (Continued)

The information below reflects the change in the ARO during the years ended November 30, 2006 and 2005:
	2006	2005
Balance beginning of period	$1,242,967	$713,073
Change in estimate	(161,483)	-
Liabilities incurred	42,238	481,193
Liabilities settled	-	-
Accretion	164,613	48,701
Balance end of period	$1,288,335	$1,242,967

The change in estimate during the year reflects updated plugging and restoration costs and the effect of an increase of the Company’s interest rate used to calculate the ARO.

FAIR VALUE

The carrying amount reported in the balance sheet for cash, accounts receivable, prepaids, and accounts payable and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

Based upon the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of long-term debt approximates its carrying value.

INCOME TAXES

The Company has adopted the provisions of SFAS 109, “Accounting for Income Taxes.”  SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Temporary differences between the time of reporting certain items for financial and tax reporting purposes consist primarily of exploration and development costs on oil and gas properties, depreciation and depletion, asset retirement obligation, and amortization of discount on convertible debentures.

REVENUE RECOGNITION

We record revenues from the sales of natural gas and oil when delivery to the customer has occurred and title has transferred.  This occurs when oil or gas has been delivered to a pipeline or a tank lifting has occurred.  We may have an interest with other producers in certain properties, in which case we use the sales method to account for gas imbalances.  Under this method, revenue is recorded on the basis of natural gas actually sold by the Company.  In addition, we record revenue for our share of natural gas sold by other owners that cannot be volumetrically balanced in the future due to insufficient remaining reserves.  We also reduce revenue for other owners’ gas sold by the Company that cannot be volumetrically balanced in the future due to insufficient remaining reserves.  Our remaining over-and under-produced gas balancing positions are considered in our proved reserves.  Gas imbalances as of November 30, 2006 and 2005 were not significant.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

SHARE BASED COMPENSATION

The Company has followed Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, through November 30, 2005, which resulted in the accounting for grants of awards to employees at their intrinsic value in the consolidated financial statements.  Additionally, the Company has recognized compensation expense in the financial statements for awards granted to consultants, which must be re-measured each period under the mark-to-market as required under EITF 96-18.  Galaxy had previously adopted the provisions of FAS No. 123, “Accounting for Stock-Based Compensation,” as amended by FAS No. 148, “Accounting for Stock-Based Compensation --Transition and Disclosure,” through disclosure only.

On December 1, 2005, the Company adopted FAS No. 123(R), “Accounting for Stock-Based Compensation,” using the modified prospective method, which results in the provisions of FAS 123(R) being applied to the consolidated financial statements on a going-forward basis.  Prior periods have not been restated.  FAS 123(R) requires companies to recognize share-based payments to employees as compensation expense on a fair value method.  Under the fair value recognition provisions of FAS 123(R), stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the service period, which generally represents the vesting period.  The expense recognized over the service period is required to include an estimate of the awards that will be forfeited.  Previously, no such forfeitures have occurred.  The Company is assuming no forfeitures going forward based on the Company’s historical forfeiture experience.  The fair value of stock options is calculated using the Black-Scholes option-pricing model.

As of November 30, 2006, options to purchase an aggregate of 4,715,000 shares of the Company’s common stock were outstanding.  These options were granted during 2006, 2005, and 2004, to the Company’s employees, directors and consultants at exercise prices ranging from $1.00 to $3.51 per share.  The options vest at varying schedules within five years of their grant date and typically expire within ten years from the grant date.  Stock-based employee compensation and stock-based non-employee compensation costs were $1,525,752 before tax for the year ended November 30, 2006.  These amounts were charged to operations as compensation expense.  Stock-based non-employee compensation expense granted to consultants of the Company of $167,137 was charged to operations during the year ended November 30, 2005.  There was no such expense recognized for the year ended November 30, 2006.

The Company had previously adopted the provisions of FAS No. 123, “Accounting for Stock-Based Compensation,” as amended by FAS No. 148, “Accounting for Stock-Based Compensation --Transition and Disclosure,” through disclosure only.  The following table illustrates the effect on net income and earnings per share for the years ended November 30, 2005 and 2004 as if the Company had applied the fair value recognition provisions of FAS No. 123(R) to stock based employee awards.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

	Year Ended	Year Ended
Net loss:	November 30, 2005	November 30, 2004
As reported	$(23,985,645)	$(9,831,104)
Add: Stock-based compensation included in net loss	167,132	34,525
Less: Stock-based compensation determined under the fair value based method	(1,253,350)	(1,561,351)
Pro forma	$(25,071,863)	$(11,357,930)

Net loss per common share:
As reported	$(0.37)	$(0.18)
Pro forma	$(0.40)	$(0.21)

The Company uses the Black-Scholes option-pricing model to estimate the fair value of the options at the grant and vesting date.  The Company granted 240,000 and 975,000 options to purchase common stock during the years ended November 30, 2006 and 2005 respectively.  The fair values of options granted and vested during 2006, 2005 and 2004 were calculated using the following weighted-average assumptions:

	Year ended November 30,
	2006	2005	2004
Expected dividend yield	--	--	--
Expected price volatility	75.51—64.34%	80.33-75.51%	84.19-80.50%
Risk free interest rate	4.25%	3.5% to 4.5%	3.5%
Expected term of options (in years)	5 years	5—6.5 years	5—6.5 years

(LOSS)  PER COMMON SHARE

Basic (loss) per share is based on the weighted average number of common shares outstanding during the period.  Diluted (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock.  Convertible equity instruments such as stock options, warrants, convertible debentures and notes payable are excluded from the computation of diluted loss per share, as the effect of the assumed exercises would be antidilutive.  The dilutive weighted average number of common shares outstanding excluded potential common shares from the conversion of convertible debt and the exercise of stock options and warrants of approximately 10,748,000 for the fiscal year ending November 30, 2006.

CONCENTRATIONS

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents.  The Company maintains cash and cash equivalent accounts at two financial institutions.  The Company periodically evaluates the credit worthiness of financial institutions, and maintains cash accounts only in large high quality financial institutions.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s receivables are comprised of oil and gas revenue receivables and joint interest billings receivable.  The amounts are due from a limited number of entities.  Therefore, the collectability is dependent upon the general economic conditions of the few purchasers and joint interest owners.  The receivables are not collateralized.  However, to date the Company has had no bad debts.

SIGNIFICANT CUSTOMERS

Although the Company sells its production to only three purchasers, there are other purchasers in the areas in which the Company produces natural gas; therefore, the loss of its significant customers would not adversely affect the Company’s operations.  For the years ended November 30, 2006, 2005 and 2004, purchases by the following companies exceeded 10% of the total oil and gas revenues of the Company:

	2006	2005	2004
Enserco Energy Inc.	94%	82%	100%
Western Gas Resources	-	13%	-

RECLASSIFICATION

Certain amounts in the 2005 and 2004 and inception to date financial statements have been reclassified to conform to the 2006 financial statement presentation.

OFF BALANCE SHEET ARRANGEMENTS

From time-to-time, we enter into off-balance sheet arrangements and transactions that can give rise to off-balance sheet obligations.  As of November 30, 2006, the off-balance sheet arrangements and transactions that we have entered into include operating lease agreements.  We may enter into gas transportation commitments in the future that would give rise to off-balance sheet obligations.  The Company does not believe that these arrangements are reasonably likely to materially affect its liquidity or availability of, or requirements for, capital resources.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2006, the FASB issued FASB Staff Position (“FSP”) EITF 00-19-2, “Accounting for Registration Payment Arrangements.”  This FSP specifies that the contingent   obligation   to make future payments or   otherwise   transfer consideration under a registration payment arrangement should be separately recognized and measured in accordance with FASB Statement No. 5, “Accounting for Contingencies”.  This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to December 31, 2006.  For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 31, 2006, the guidance in the FSP is effective January 1, 2006 for the Company.  The Company does not believe that this FSP will have a material impact on its financial position or results from operations.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140.”  SFAS No. 155 amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and also resolves issues addressed in SFAS No. 133 Implementation Issue No.  D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”  SFAS No. 155 was issued to eliminate the exemption from applying SFAS No. 133 to interests in securitized financial assets so that similar instruments are accounted for in a similar fashion, regardless of the instrument’s form.  The Company does not believe that its financial position, results of operations or cash flows will be impacted by SFAS No. 155 as the Company does not currently hold any hybrid financial instruments.

In June 2006, the FASB issued FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes.  The interpretation clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.  Specifically, the pronouncement prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The interpretation also provides guidance on the related derecognition, classification, interest and penalties, accounting for interim periods, disclosure and transition of uncertain tax positions.  The Company will be required to adopt FIN 48 for the fiscal year ended November 30, 2008.  The Company is reviewing and evaluating the effect, if any, of adopting FIN 48 on its financial position and results of operations.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements”.  This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements.  The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged.  The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the Securities and Exchange Commission  (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”).  Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary.  SAB 108 is effective for the Company on December 1, 2006.  The Company does not believe SAB 108 will have a material impact on its financial position or results from operations.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – PROPERTY AND EQUIPMENT

OIL AND GAS PROPERTIES

The Company recognizes three cost centers for its oil and gas activities, the United States Cost Center, the Germany Cost Center and the Romania Cost Center.

United States Cost Center

In 2003 the Company began the acquisition of unevaluated oil and gas properties primarily in the Powder River Basin region of the Rocky Mountain area.  In 2004 the Company acquired additional unevaluated properties, began its exploration program by drilling 135 wells and commenced limited production of natural gas in the Powder River Basin.  During 2005 exploratory drilling activities continued in the Powder River Basin, development of certain areas commenced and natural gas production reached a level that allowed the Company to recognize proved reserves on those producing properties.  During 2006 the Company continued limited drilling operations in the Powder River Basin and conducted extended de-watering operations on certain prospects in the basin.  As further discussed in Note 9, subsequent to November 30, 2006, the Company entered into a Purchase and Sale Agreement with a related party to sell all of the Company’s oil and gas interests in the Powder River Basin of Wyoming and Montana (the “Powder River Basin Assets”).

In 2005 the Company entered into an exploration project in the Piceance Basin of northwestern Colorado, acquiring prospective acreage, evaluating and planning for an exploratory drilling program.  In 2006 the Company, as operator, drilled four wells and participated as non-operator in the drilling of four additional wells in the Piceance basin.  As of November 30, 2006, three of the Company’s operated wells are shut in pending completion operations and three of the non-operated wells have commenced production of natural gas, condensate and other hydrocarbon liquids.

Germany Cost Center

In March 2005 the Company, through its wholly owned subsidiary, Pannonian, entered into a farmout agreement with an unrelated party (the “Farmee”) to conduct exploration activities on its Neues Bergland Exploration Permit in Germany.  Prior to the farmout Pannonian owned a 50% interest in the permit.  Under the terms of the agreement the Farmee made an initial payment of $750,000 to Pannonian and its partners to acquire a 40% interest in the permit, thereby reducing Pannonian’s ownership interest to 30%. The Company recognized a gain of $197,676 on the transaction, representing the excess of the proceeds over the original cost of the property.  In December 2005, the Company commenced drilling the initial test well on the permit.  The well, in which the Company had a carried interest, was completed in January 2006. In July 2006, the Company completed the testing of the four primary zones of interest in the Glantal-1 well and no significant natural gas flows were encountered.  The wellbore was plugged and abandoned in August 2006.  The Company and its joint venture partners are evaluating further operations on the permit, which could include a seismic program and additional exploratory drilling.  The Company’s balance sheet reflects no capitalized oil and gas costs related to the Germany cost center.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – PROPERTY AND EQUIPMENT (continued)

Romania Cost Center

In May 2005 the Company, through its wholly owned subsidiary, Pannonian, entered into a farmout agreement with a related party whose President is a significant shareholder of the Company (Falcon Oil &Gas or “Falcon”) to evaluate the concession held by Pannonian in the Jiu Valley Coal Basin in Romania.  This concession had been assigned to Pannonian by the Romanian government, in October 2002, under the terms of a Concession Agreement (the “Concession”).  The farmout agreement call for the assignment of the Concession to Falcon; the assignment of a 75% working interest in the Concession area; and for the drilling of one test well and an additional, optional, test well, the cost of which will be paid 100% by Falcon.  In addition Falcon paid Pannonian $100,000 upon approval by the Romanian government of the assignment of the Concession, and will pay the first $250,000 of Pannonian’s proportionate share of drilling and operating costs subsequent to the drilling of the first two wells.  The Company recognized a gain of $72,713 on the transaction, representing the excess of the proceeds over the original cost of the property.  The first test well on the property, in which the Company has a carried interest, has been completed.  Based upon results of the drilling operations, the partners in the project have determined to commence completion and testing operations.  As of November 30 2006, the Company and Falcon are planning the completion program for the first well and the drilling of a second well to be carried out in 2007.  Following the recognition of the gain on farmout, the Company’s balance sheet reflects no capitalized oil and gas costs for the Romanian cost center.

ACQUISITION, EXPLORATION AND DEVELOPMENT COSTS INCURRED

The following table presents information regarding the Company’s net costs incurred in the purchase of unevaluated properties and in exploration and developments activities:

	For the Years Ended November 30,
	2006	2005	2004
Acquisition of unevaluated properties	$374,756	$8,051,122	$19,365,549
Exploration costs
United States	3,607,563	9,613,262	14,645,548
Europe	-	-	18,675
Development costs	163,292	499,945	-
Oil and gas expenditures	4,145,611	18,164,329	34,029,772

Asset retirement obligations	42,238	481,193	710,731
	$4,187,849	$18,645,522	$34,740,503

During the year ended 2006, the Company recorded $1,695,830 in management fees from Exxel, a related party, in connection with the development of the Piceance property.  These amounts were recorded as a reduction to related exploration costs incurred by the Company.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – PROPERTY AND EQUIPMENT (continued)

EVALUATED PROPERTIES

During 2005 the Company recognized its first proved reserves.  The Company reclassified the accumulated capitalized costs associated with the properties with reserves to evaluated properties and added the costs to the full cost pool amortization base.  For the years ended November 30, 2006 and 2005, depreciation, depletion and amortization expense recorded for the United States cost center was $2.19 and $8.29 per MCF, respectively.  The Company recognized impairment expense of $1,328,432 in 2006 and $5,273,795 in 2005, representing the excess of capitalized costs over the ceiling as calculated in accordance with the full cost rules.  The Company has identified certain oil and gas properties which it intends to sell, and has negotiated a purchase and sale agreement with a related party to dispose of those assets.  All evaluated properties are included in those assets to be sold.  These assets accounted for a significant portion of the Company’s oil and gas sales revenues recorded in the years ended November 30, 2006, 2005 and 2004.  There is no assurance that the related party sale or any other asset sale will be completed or that the Company will realize the full net book value of the assets.  The Company will continue to evaluate the value of assets held for sale on a quarterly basis as new information becomes available and should impairment of such assets be determined appropriate, the Company may be required to write off a portion of the carrying value and such write-off could be material

The table below represents movements of costs within the United States evaluated properties full cost pool and accumulated depreciation, depletion, amortization and impairment for the years ended November 30, 2006, 2005 and 2004:

	2006	2005	2004
Full Cost Pool - Evaluated Properties
Balance beginning of period	$9,991,629	$-	$-
Properties with proved reserves	204,525	4,640,738	-
Reclassification of impaired, unevaluated
properties	473,265	5,055,320	-
Asset retirement obligation	322,526	295,571	-
Balance end of period	$10,991,945	$9,991,629	$-

Depreciation, Depletion, Amortization
and Impairment
Balance beginning of period	$7,097,299	$48,394.00	$-
Depreciation, depletion and amortization	540,404	1,775,110	48,394
Impairment of oil and gas properties	1,328,432	5,273,795	-
Balance end of period	$8,966,135	$7,097,299	$48,394

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – PROPERTY AND EQUIPMENT (continued)

UNEVALUATED PROPERTIES

Costs directly associated with the acquisition, exploration and development of unevaluated properties are excluded from the full cost amortization pool, until they are evaluated.  During the years ended November 30, 2006 and 2005, as part of its assessment of unevaluated properties for impairment, the Company identified three unevaluated properties as either partially or wholly impaired.  The costs related to those impaired properties, $473,265 in 2006, and $5,055,320, were reclassified from unevaluated to evaluated properties and added to the full cost pool amortization base.

The Company has identified certain oil and gas properties which it intends to sell, and has negotiated a purchase and sale agreement with a related party to dispose of those assets.  The Powder River Basin properties as summarized in the table below are included in those assets to be sold.

At November 30, the Company’s unevaluated properties in the United States and European costs centers properties consist of acquisition costs, exploration and development costs in the following areas:

	2006	2005	2004
United States Cost Center
Powder River Basin
Wyoming	$33,225,926	$31,071,223	$32,280,054
Montana	2,064,659	1,974,470	3,724,593
Piceance Basin
Colorado	7,022,463	7,022,099
Other
Texas	-	473,265	739,336
ARO Asset and other	454,282	896,052	710,031
	42,767,330	41,437,109	37,454,014

German Cost Center	-	-	42,234

Romania Cost Center	-	27,286	43,585
Total Unevaluated Properties	$42,767,330	$41,464,395	$37,539,833

Based upon the stage of development of the projects, the Company’s leasehold position and geological interpretations, each prospect meets the requirements for continued capitalization and classification as exploratory in accordance with the full cost rules and FASB Staff Position No.  FAS 19-1, “Accounting for Suspended Well Costs.”  In addition, the value of the Powder River Basin assets which the Company plans to sell is supported by an independent third party expert appraisal.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 – PROPERTY AND EQUIPMENT (continued)

The following table shows by date incurred the unevaluated oil and gas property costs (net of transfers to the full cost pool, to assets held for sale, cost recoveries and sales proceeds)

Net Costs Incurred During Periods Ended
November 30, 2006	$2,095,726
November 30, 2005	17,870,729
November 30, 2004	21,734,634
November 30, 2003	603,991
November 30, 2002	462,250
$42,767,330

ASSETS IDENTIFIED FOR SALE

Included in evaluated and unevaluated properties is $36,749,568 of costs associated with the properties underlying the PSA with PetroHunter (see Note 11).  Substantially all of the Company’s oil and gas revenues and lease operating expenses are associated with these properties.

FURNITURE AND EQUIPMENT

At November 30, 2006 and 2005, furniture and equipment is as follows:

	2006	2005
Furniture and equipment	$280,429	$279,178
Less accumulated depreciation	(158,484)	(84,301)
	$121,945	$196,882

NOTE 4 - NOTES PAYABLE

RELATED PARTIES

During the year ended November 30, 2006 the Company issued four separate subordinated unsecured promissory notes for a total of $5,500,000 in favor of Bruner Family Trust UTD March 28, 2005, (the “Bruner Trust”) a related party. One of the trustees of the Bruner Family Trust UTD March 28, 2005 is Marc E. Bruner, the president and a director of the company.  Interest accrues at the rate of 8% per annum and the note matures as summarized below or the time at which the registrant’s senior indebtedness has been paid in full.  In October 2006, the remaining balance of promissory note originally issued to DAR LLC, together with accrued interest, was acquired by the Bruner Trust.  The note, in the amount of $2,049,728 accrues interest at the rate of 12% per annum and is due on December 1, 2006.  Subsequent to November 30, 2006, the Company and the Bruner trust executed a Forbearance Agreement whereby the Bruner Trust agreed to forbear from enforcing its rights that arise as a result of the failure by Borrower to make payment on the note by the due date until June 30, 2007.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - NOTES PAYABLE (continued)

At November 30, 2006 notes payable to the Bruner Trust are as follows:

Issue Date	Due Date	Amount
September 28, 2006	January 26, 2007	$2,500,000
November 1, 2006	March 1, 2007	1,000,000
November 13, 2006	March 13, 2007	500,000
November 30, 2006	March 30, 2007	1,500,000
January 14, 2004	December 1, 2006	2,049,728
		$7,549,728

OTHER

In connection with the acquisition of oil and gas properties from DAR LLC, (“DAR”) the Company issued a promissory note to DAR in the amount of $2,600,000.  At November 30, 2005, the remaining balance of the note payable was $2,049,728.  The note together with accrued interest was acquired by the Bruner Trust in October 2006.

NOTE 5 – CONVERTIBLE NOTES PAYABLE

2004 NOTES

In August and October 2004, the Company completed two tranches of a private offering of Senior Secured Convertible Notes and Warrants.  Gross proceeds from the initial tranche of the offering were $15,000,000.  Gross proceeds from the second tranche of the offering were $5,000,000.  The Notes pay interest at the prime rate plus 7.25% per annum, mature two years from the date of issue, are collateralized by substantially all the Company’s assets, and are convertible into 10,695,187 shares of the Company’s common stock based on a conversion price of $1.87 per share.  Monthly principal repayments of $833,333, plus accrued interest commenced on March 1, 2005.  At the Company’s option, and assuming the satisfaction of certain conditions, the Company may pay the monthly installments in cash or through a partial conversion of the Notes into shares of the Company’s common stock at a conversion rate equal to the lesser of $1.87 (as may be adjusted to prevent dilution), or 93% of the weighted average trading price of the Company’s common stock on the trading day preceding the conversion.  Note purchasers received warrants to purchase 5,194,806 shares of the Company’s common stock at an exercise price of $1.54 per share, for a period of three years.

On December 1, 2005, the Company and the holders of the 2004 Notes entered into an agreement, that among other things, lowered the conversion price of the Notes to $1.25 per share, granted additional warrants to purchase shares of common stock and lowered the exercise price of existing and newly issued warrants to $1.25 per share.  In accordance with SFAS 5, Accounting for Contingencies, the Company recorded the effect of this agreement in the financial statements as of November 30, 2005.  In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, the Company recognized this transaction as an extinguishment of the existing debt and the issuance of new debt.  The Company wrote off unamortized discount and deferred financing associated with the original debt in the amount of $773,564, including the amount in interest and financing expense   In addition, in accordance with EITF 98-5 and EITF 00-27, the Company recognized the fair value of the warrants and the beneficial conversion feature associated with the Notes aggregating $7,375,920 as a discount to the Notes and as additional paid in capital.  During the year ended November 30, 2006, the Company recorded amortization of the discount in the amount of $7,012,918 as interest expense.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

On July 7, 2006, the Company and the holders of its senior secured convertible notes issued in 2004 and 2005 entered into a Waiver and Agreement.  The Company had notified the holders of the 2004 Notes of an Equity Liquidity Test Failure on July 3, 2006, as defined in its agreements with the holders, triggering the holders’ right to make an early repayment election in the aggregate amount of $1,217,929.

In the Waiver and Agreement, the Company and the holders agreed to the following:

•
The waiver of the holders’ right to make an early repayment election as a result of the July 2006 Equity Liquidity Test Failure and any Equity Liquidity Test Failure as of August 1, 2006 and/or September 1, 2006;

•	The deferral of the August 2006 and September 2006 installment payments on the 2004 Notes until October 2, 2006, unless earlier converted by the holders;

•
The ability of the holders to convert up to $5,000,000 in principal amount of the 2004 Notes, plus related interest, at their option as a “Company Alternative Conversion” under the notes through September 30, 2006, with the amounts converted to be applied first to the August 2006 installment payment, second to the September 2006 installment payment, and then to those installments nearest to the maturity date of the 2004 Notes; and

•	The waiver of the Company’s right to prepay any part of the 2004 or 2005 Notes.

During July, August and September 2006, the holders converted a total of $4,812,249 of principal and accrued interest into 12,993,939 shares of the Company’s common stock, in accordance with the terms of the Waiver and Agreement.

On November 29, 2006, the Company and the holders of the 2004 Notes entered into a Waiver and Amendment Agreement.  The Company had notified the holders of the 2004 Notes of the fact that a Triggering Event under the terms of the Notes had occurred as of August 31, 2006.  Among other things, this would have enabled the holders of the Notes to require the Company to redeem all or any portion of the outstanding principal amount of the Notes at a price equal to the greater of (i) 125% of such principal plus accrued and unpaid interest and (ii) the product of the current conversion rate in effect under the Notes multiplied by the volume-weighted average price of Galaxy’s common stock.  The holders agreed to waive the Triggering Event in consideration for an amendment to the 2004 Notes that reset the principal amounts of the Notes to 125% of the amounts outstanding as of October 31, 2006. In accordance with EITF 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments,” the Company recognized this transaction as an extinguishment of the existing debt and the issuance of new debt.  The Company wrote off unamortized discount and deferred financing associated with the original debt in the amount of $957,101 including the amount in interest and financing cost.  In addition, in accordance with EITF 98-5 and EITF 00-27, the Company recognized the fair value of the warrants and the beneficial conversion feature associated with the Notes aggregating $663,002 as a discount to the Notes.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

MARCH 2005 NOTES

In March 2005, the Company completed a private offering of Senior Subordinated Convertible Notes and Warrants to a group of accredited investors.  Gross proceeds from the offering were $7,695,000.  The Notes pay interest at the prime rate plus 6.75% per annum, mature April 30, 2007, are subordinated to Galaxy’s secured debt and existing senior debt, and are convertible into 4,093,085 shares of common stock based on a conversion price of $1.88 per share beginning September 1, 2005.  Note purchasers received warrants to purchase 1,637,235 shares of the Company’s common stock at an exercise price of $1.88 per share, for a period of three years.  Principal and interest on the Notes are payable upon maturity.

In connection with the December 1, 2005 agreement entered into with the holders of the 2004 Notes, as discussed above, the terms of the March 2005 Notes were also amended to lower the conversion price to $1.25 per share, and lower the exercise price of existing warrants to $1.25 per share.  In accordance with SFAS 5, Accounting for Contingencies, the Company recorded the effect of this agreement in the financial statements as of November 30, 2005.  In accordance with EITF 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments, the Company recognized this transaction as an extinguishment of the existing debt and the issuance of new debt.  The Company wrote off unamortized discount and deferred financing associated with the original debt in the amount of $1,389,033 including the amount in interest and financing cost.  In addition, in accordance with EITF 98-5 and EITF 00-27, the Company recognized the fair value of the warrants and the beneficial conversion feature associated with the Notes aggregating $2,802,876 as a discount to the Notes and as additional paid in capital.  During the year ended November 30, 2006, the Company recorded amortization of the discount in the amount of $2,370,925 as interest expense.

MAY 2005 NOTES

In May 2005, the Company completed a private offering of Senior Secured Convertible Notes to a group of accredited investors.  Gross proceeds from the offering were $10,000,000.  The notes are secured by a security interest in all of the assets of Galaxy and the domestic properties of its subsidiaries.  Such security interest ranks equally with that of the 2004 Notes, and senior to the March 2005 Notes.  The notes pay interest at the prime rate plus 7.25% adjusted and payable quarterly.  They mature May 31, 2010, and are convertible into 5,319,149 shares of common stock at any time, based on a conversion price of $1.88 per share.  In addition, the Investors received a perpetual overriding royalty interest (“ORRI”) in Galaxy’s domestic acreage averaging from 1% to 3%, depending upon the nature and location of the property, a right of first refusal with respect to future debt and/or equity financings, and a right to participate in any farm-out financing transactions that do not have operating obligations by the financing party as a material component.  The fair value of the ORRI has been calculated to be the difference between the market price per share at the date of issue ($1.14) and the conversion price ($1.88), times the number of shares into which the notes are convertible (5,319,149) or $3,936,170.  This value has been recorded as a charge to the Company’s undeveloped oil and gas properties full cost pool and as a discount to the notes.  The discount will be amortized over the five-year term of the notes.  Amortization of the discount of $791,114 and $394,479 is included in interest expense for the years ended November 30, 2006 and 2005 respectively.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

MAY 2005 NOTES (Continued)

Deferred financing costs associated with the notes in the amount of $639,888 have been capitalized and are being amortized over the life of the notes.  For the years ended November 30, 2006 and 2005 amortization of deferred financing costs of $127,907 and $64,129, respectively is included in interest expense.

On November 29, 2006, the Company and the holders of the May 2005 Notes entered into a Waiver and Amendment Agreement.  The Company had notified the holders of the May 2005 Notes of the fact that a Triggering Event under the terms of the Notes had occurred as of August 31, 2006.  Among other things, this would have enabled the holders of the Notes to require the Company to redeem all or any portion of the outstanding principal amount of the Notes at a price equal to the greater of (i) 125% of such principal plus accrued and unpaid interest and (ii) the product of the current conversion rate in effect under the Notes multiplied by the volume-weighted average price of Galaxy’s common stock.  The holders agreed to waive the Triggering Event in consideration for an amendment to the May 2005 Notes that reset the principal amounts of the Notes to 125% of the amounts outstanding as of October 31, 2006. In accordance with EITF 96-19, the Company recognized this transaction as an extinguishment of the existing debt and the issuance of new debt.  The Company wrote off unamortized discount and deferred financing associated with the original debt in the amount of $2,500,000 including the amount in interest and financing cost.  In addition, in accordance with EITF 98-5 and EITF 00-27, the Company recognized the fair value of the warrants and the beneficial conversion feature associated with the Notes aggregating $2,750,577 as a discount to the Notes.
APRIL 2006 DEBENTURES

In April 2006, the Company completed a private offering of Subordinated Convertible Debentures and Warrants to a group of accredited investors.  Gross proceeds from the offering were $4,500,000.  The Debentures pay interest at 15% per annum, have a 30-month maturity which will extend under the terms of the financing until all of the Company’s senior debt has been retired, and are subordinated to Galaxy’s secured debt and existing senior debt.  The Debentures are convertible into 2,884,615 shares of common stock based on a conversion price of $1.56 per share.  Debenture purchasers received warrants to purchase 865,383 shares of the Company’s common stock at an exercise price of $1.60 per share, for a period of five years.  Principal and interest on the Debentures are payable upon maturity.

The fair value of the warrants was estimated as of the issue date under the Black-Scholes pricing model, with the following assumptions: common stock based on a market price of $1.06 per share, zero dividends, expected volatility of 67.46%, risk free interest rate of 4.875% and expected life of 2.5 years.  The fair value of the warrants of $295,029 resulted in a discount of $395,986 which has been recorded as additional paid in capital and as a discount to the Debentures and is being amortized over the term of the Debentures.  Amortization of the discount of $95,315 is included in interest expense for the year ended November 30, 2006.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

JUNE 2006 DEBENTURES

In June 2006, the Company completed a private offering of Subordinated Convertible Debentures and Warrants to an accredited investor.  Gross proceeds from the offering were $2,500,000.  The Debentures pay interest at 15% per annum, have a 30-month maturity which will extend under the terms of the financing until all of the Company’s senior debt has been retired, and are subordinated to Galaxy’s secured debt and existing senior debt.  The Debentures are convertible into 1,602,564 shares of common stock based on a conversion price of $1.56 per share.  The Debenture purchaser received warrants to purchase 480,769 shares of the Company’s common stock at an exercise price of $1.60 per share, for a period of five years.  Principal and interest on the Debentures are payable upon maturity.

The fair value of the warrants was estimated as of the issue date under the Black-Scholes pricing model, with the following assumptions: common stock based on a market price of $0.79 per share, zero dividends, expected volatility of 67.36%, risk free interest rate of 5.125% and expected life of 2.5 years.  The fair value of the warrants of $92,695 resulted in a discount of $170,555 which has been recorded as additional paid in capital and as a discount to the Debentures and is being amortized over the term of the Debentures.  Amortization of the discount of $30,603 is included in interest expense for the year ended November 30, 2006

The Company has evaluated the embedded conversion feature in the 2004, the March 2005, and the May 2005 Notes, and the April 2006 and the June 2006 Debentures and concluded the feature does not require classification as a derivative instrument because the feature would be classified as equity if it were a freestanding instrument and therefore, meets the scope exception found in SFAS 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”).  Included in the evaluation is the conclusion the Notes and Debentures meet the definition of “conventional convertible instrument” and therefore the embedded conversion feature is not subject to the provisions of EITF 00-19.  Further we have evaluated the detachable warrants related to the 2004 and the March 2005 Notes and the April 2006 and the June 2006 Debentures, and concluded that the warrants also meet the scope exception found in SFAS 133 and are appropriately classified as equity.  We have also evaluated the freestanding registration rights agreements attached to the Notes and Debentures and have concluded they do meet the definition of derivative instruments under SFAS 133.  The fair value of the derivative liabilities has been determined to not be significant based on a probability- weighted, discounted cash flow evaluation of its terms.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 – CONVERTIBLE NOTES PAYABLE (continued)

At November 30, 2006and 2005 convertible notes consist of the following:

	As of November 30,
	2006	2005
2004 Notes	$4,160,505	$12,500,000
Less unamortized discount	(663,002)	(7,675,920)
March 2005 Notes	7,695,000	7,695,000
Less unamortized discount	(1,172,506)	(3,543,431)
May 2005 Notes	12,500,000	10,000,000
Less unamortized discount	(2,750,577)	(3,541,691)
April 2006 Notes	4,500,000	-
Less unamortized discount	(300,671)	-
June 2006 Notes	2,500,000	-
Less unamortized discount	(139,951)	-
	26,328,798	15,433,958
Less current portion, net	(10,019,996)	(5,041,524)
long term portion, net	$16,308,801	$10,392,434

Total principal payments due in the next twelve months for the notes listed above are $11,855,505.  If the Company’s common stock meets certain conditions of trading volume and price, all principal payments may be paid by issuing shares of common stock.

At November 30, 2006 the Company’s debt maturity schedule, including related party debt is as follows:

2007	$19,405,233
2008	4,500,000
2009	2,500,000
2010	12,500,000
$38,905,233

NOTE 6 – STOCKHOLDERS’ EQUITY

COMMON STOCK

During the year ended November 30, 2006, the Company issued shares of its common stock as follows:
•
12,993,939 shares issued Holders of Senior Secured Convertible Notes in connection with the conversion of $4,812,248 of principal and accrued interest at various conversion rates, ranging from $0.28 to $0.60 per share.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK (Continued)

During the year ended November 30, 2005, the Company issued shares of its common stock as follows:
•	305,656 shares issued in conjunction with the cashless exercise of 508,475 Series “A” warrants associated with the convertible debentures dated September 24, 2003.
•	271,377 shares issued in conjunction with the cashless exercise of 508,475 Series “B” warrants associated with the convertible debentures dated October 3, 2003
•	1,332,676 shares for $992,302 cash for the exercise of 1,332,676 of warrants at exercise prices ranging from $0.71 to $1.54 per share.
•
7,940,811 shares issued to Holders of Senior Secured Convertible Notes in connection with the conversion of $8,685,009 of principal and accrued interest at various conversion rates, ranging from $0.90 to $1.55 per share.

During the year ended November 30, 2004, the Company issued shares of its common stock as follows:
•	45,763 shares for $27,000 cash for the exercise 45,763 warrants at an exercise price of $0.59 per share
•	2,503,571 shares for cash at $1.40 per share
•	2,000,000 shares for partial consideration of acquired oil and gas properties at $1.40 per share
•	6,637,671 shares for cash of $1.80 per share
•	3,000,000 shares for partial consideration of acquired oil and gas properties at $1.80 per share
•	360,000 shares for partial consideration of acquired oil and gas properties at $2.63 share
•	1,525,424 shares upon conversion of $900,000 of convertible debentures at a conversion price of $.59 per share
•	8,033,898 shares upon conversion of $4,740,000 of convertible debentures at a conversion price of $.59 per share
•	20,466 shares upon conversion of $12,075 of accrued interest on convertible debentures at a conversion price of $.59 per share
•	371,206 shares issued in conjunction with the cashless exercise of 508,475 Series “A” warrants associated with the convertible debentures dated September 24, 2003
•	348,005 shares issued in conjunction with the cashless exercise of 508,475 Series “B” warrants associated with the convertible debentures dated October 3, 2003

During the year ended November 30, 2003, the Company issued shares of its common stock as follows:

•	1,602,000 shares for cash at $1.00 per share
•	10,000 shares for services at $1.00 per share
•	60,000 shares for services at $.91 per share
•	233,204 shares to Resource Venture Management (RVM), a related party, an entity owned by a founder of the Company, as payment of an outstanding debt, at $1.00 per share
•	90,000 shares to RVM for services rendered, valued at $90,000 ($1.00 per share)
•	1,951,241 shares to the shareholders of Pannonian in accordance with the Share Exchange Agreement to acquire all the outstanding shares of Pannonian (Note 1).

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – STOCKHOLDERS’ EQUITY (continued)

During the period ended November 30, 2002, the Company issued shares of its common stock as follows:

•	11,500,000 shares at inception to officers/directors/founders for cash at $.001 per share
•	500,000 shares for cash at $.02 per share
•	4,000,000 shares to RVM, for services rendered, valued at $200,000 ($.05 per share)
•	3,000,000 shares for cash at $.05 per share
•	1,997,058 shares for cash at $.34 per share

Effective November 13, 2002, the Company completed the acquisition of Dolphin (Note 1).  In conjunction with the acquisition, the Company exchanged 20,997,058 shares of its common stock for 100% of the outstanding common shares of Dolphin.  The 9,028,000 shares of common stock of the Company outstanding at the date of acquisition were recapitalized at the net asset value of the Company at that date of $(60,331).  For financial statement reporting purposes this transaction was treated as a reverse acquisition whereby Dolphin was considered the surviving and reporting entity.  For legal purposes, the Company remained as the surviving entity; therefore, the capital structure of the Company was accordingly restated.

The value of all common stock issued for non-cash consideration represents the non-discounted cash price of equivalent shares of the Company’s common stock at the transaction date.

WARRANTS

In connection with the issuance of convertible debentures in September and October 2003, the Company issued warrants to purchase 2,867,797 shares of common stock at $.71 per share, and 2,867,797, shares of common stock at $.83 per share to purchasers of the debentures, and issued warrants to purchase 230,847 shares of common stock at $.59 per share to placement agents for the issue.

In connection with sales of common stock in December 2003 and January 2004, the Company issued warrants to purchase 500,715 shares of common stock at $2.71 per share, and 1,327,535 shares of common stock at $4.05 per share to purchasers of the stock, and issued warrants to purchase 105,166 and 358,435 shares of common stock at $1.40 and $1.80 per share, respectively, to placement agents for the issue.  The fair value of the placement agent warrants, estimated as of the issue dates under the Black-Scholes pricing model was $157,599 and $900,504 for the December 2003 and January 2004 common stock offerings, respectively.  These amounts were recorded as issue costs for the respective common stock offering.  In accordance with the antidilutive rights provisions, the exercise prices of those warrants with original exercise prices in excess of $1.54 have been reset to $1.54 per share, in connection with the issuance of the 2004 notes.  In December 2005 the exercise price was reset to $1.25 per share in connection with the Waiver and Amendment entered into with the holders of the 2004 and May 2005 Notes.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – STOCKHOLDERS’ EQUITY (continued)

In August 2004, in connection with the private placement of convertible notes, the Company issued warrants to purchase 5,194,806 shares of common stock at $1.54 per share for a period of three years.  In December 2005 in connection with the Waiver and Amendment entered into with the holders of the 2004 and May 2005 Notes the number or warrants was increased to 6,400,001 and the exercise price was reset to $1.25 per share.  Placement agents for the convertible notes received warrants to purchase 400,000 shares of common stock at $1.54 per share for a period of five years.  In December 2005 the exercise price was reset to $1.25 per share in connection with the Waiver and Amendment entered into with the holders of the 2004 and May 2005 Notes.

In March 2005, in connection with the private placement of convertible notes, the Company issued warrants to purchase 1,637,234 shares of common stock at $1.88 per share for a period of three years.  In December 2005 the exercise price was reset to $1.25 per share in connection with the Waiver and Amendment entered into with the holders of the 2004 and May 2005 Notes.

In May 2005, in connection with the private placement of convertible notes, placement agents received warrants to purchase 200,000 shares of common stock at $1.88 per share for a period of five years.  In December 2005 the exercise price was reset to $1.25 per share in connection with the Waiver and Amendment entered into with the holders of the 2004 and May 2005 Notes.

In April 2006, in connection with the private placement of convertible notes, the Company issued warrants to purchase 868,383 shares of common stock at $1.60 per share for a period of five years.

In June 2006, in connection with the private placement of convertible notes, the Company issued warrants to purchase 480,769 shares of common stock at $1.60 per share for a period of five years.

As of November 30, 2006, warrants issued and outstanding are as follows:

Issue Date	Shares Exercisable	Exercise Price	Expiration Date

September 24, 2003	2,008,474	$.59 - $ .83	September 24, 2008
October 3, 2003	551,186	$.59 - $ .83	October 3, 2008
December 18, 2003	605,880	$$1.25	December 18, 2007
January 15, 2004	1,680,414	$1.25	January 15, 2009
August 19, 2004	5,494,805	$1.25	August 19, 2009
October 27, 2004	100,000	$1.25	October 27, 2009
March 1, 2005	1,637,234	$1.25	March 1, 2008
May 31, 2005	200,000	$1.25	May 31, 2010
December 1, 2005	1,205,196	$1.25	August 19, 2009
April 26, 2006	868,383	$1.60	April 26, 2011
June 20, 2006	480,769	$1.60	June 20, 2011

	14,832,341

At November 30, 2006 and 2005 the weighted average exercise price for warrants outstanding is $1.20 and $1.43, respectively, and the weighted average remaining contractual life is 1.6 and 2.3 years, respectively.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTION PLAN

The Company adopted the 2003 Stock Option Plan (the “Plan”), as amended.  Under the Plan, stock options may be granted at an exercise price not less than the fair market value of the Company’s common stock at the date of grant.  Options may be granted to key employees and other persons who contribute to the success of the Company.  The Company has reserved 6,500,000 shares of common stock for the plan.  At November 30, 2006, and November 30, 2005, options to purchase 1,785,000 and 2,025,000 shares, respectively, were available to be granted pursuant to the stock option plan.

On January 4, 2006, the Company granted each of the Company’s outside directors options to purchase 60,000 shares of the Company’s common stock for a term 10 years at the closing price of the common stock on the date of grant.  The options were vested upon grant.  On September 1, 2006, the Company amended the terms of the options previously granted to two directors who retired from the Board of Directors during the period.  The amendment revised the term so that the options will not expire 30 days after the termination of services, but instead will expire according to their original expiration dates and will continue to vest according to their original vesting schedules.

A summary of option activity under the Plan as of November 30, 2006 and 2005 and changes during the years then ended is presented below:

			Weighted Avg
	Number of	Weighted Avg	Remaining	Aggregate
	Shares	Exercise Price	Contractual Term	Intrinsic Value
Options outstanding - December 1, 2004	3,500,000	$2.37
Granted during period	975,000	$1.32
Exercised during period	-	-
Forfeited during period	-	-
Expired during period	-	-
Options outstanding -November 30, 2005	4,475,000	$2.15

Options outstanding - December 1, 2005	4,475,000	$2.15
Granted during period	240,000	$1.19
Exercised during period	-	-
Forfeited during period	-	-
Expired during period	-	-
Options outstanding -November 30, 2006	4,715,000	$2.10	7.61	$ 7,207,557

Exercisable at November 30, 2006	2,825,000	$2.10	7.63	$ 5,919,800

The weighted average grant date fair value of options granted during the years ended November 30, 2006 and 2005 was $ 0.69 and $0.97 per share.  There have been no options exercised under the terms of the Plan.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCK OPTION PLAN (continued)

A summary of the status of the Company’s nonvested options as of November 30, 2006 and 2005 and changes during the years then ended is presented below.
	Number of Shares	Weighted Average Fair Value

Non-Vested Options - December 1, 2004	2,566,250	$1.77
Granted during period	975,000	$0.97
Exercised during period	-	$-
Vested during period	(841,250)	$1.49
Forfeited during period	-	$-
Non-Vested Options - November 30, 2005	2,700,000	$1.55
Granted during period	240,000	$0.69
Exercised during period	-	$-
Vested during period	(1,050,000)	$1.29
Forfeited during period	-	$-
Non-Vested Options - November 30, 2006	1,890,000	$1.47

As of November 30, 2006, there is $2,772,765 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan.  That cost is expected to be recognized over a weighted-average period of 2.42 years.  The total fair value of shares vested during the year ended November 30, 2006 and 2005 was $1,358,392 and $1,253,350, respectively.

The following table presents additional information related to the options outstanding at November 30, 2006:
			Weighted average
Exercise price	Number of options	Number of options	remaining contractual
per share	outstanding	Exercisable	life (Years)

$1.00	60,000	40,000	6.5
1.07	50,000	10,000	9.0
1.19	240,000	240,000	9.1
1.26	50,000	50,000	8.1
1.30	200,000	200,000	7.7
1.34	875,000	153,750	8.0
1.50	300,000	112,500	7.4
1.55	325,000	137,500	7.6
2.24	60,000	60,000	7.4
2.64	2,375,000	831,250	7.4
3.51	180,000	180,000	7.3

	4,475,000	1,775,000	7.6

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – INCOME TAXES

The effective income tax rate differs from the U.S. Federal statutory income tax rate due to the following:

	Years Ended November 30,
	2006	2005	2004

Federal statutory income tax rate	(35.0%)	(35.0%)	(34.0%)
State income taxes	(3.25%)	(3.3%)	(3.3%)
Permanent differences – interest on convertible Debt Other	16.25%	6.5%	15.1%
Increase in valuation allowance	22.0%	31.8%	22.2%

Net income tax provision (benefit)	-	-	-

The principal sources of temporary differences resulting in deferred tax assets and tax liabilities at November 30, 2004 are as follows:

	2006	2005	2004
Deferred tax assets
Federal and state net operating loss Carryovers	$13,700,000	$13,155,000	$3,671,000
Asset retirement obligation	712,000	472,000	265,000
Oil and gas property		657,000	-
Accrued related party interest and interest on convertible debt	952,000	-	-
Deferred compensation	661,000	-	-
Other	-	10,000	-
Total deferred taxes	$16,025,000	$14,294,000	$3,936,000

Deferred tax liabilities
Intangible drilling costs and other exploration costs capitalized for financial reporting purposes	$(3,085,000)	-	(319,000)
Deferred financing costs	(216,000)
Property and equipment	(2,000)
Other	___________	____________	(15,000)
Total deferred liabilities	(3,303,000)	-	(334,000)

Net deferred tax asset	12,722,000	14,294,000	3,602,000
Less: valuation allowance	(12,722,000)	(14,294,000)	(3,602,000)

Deferred tax liability	$-	$-	$-

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – INCOME TAXES (continued)

The Company has a $38,800,000 net operating loss carryover as of November 30, 2006.  The net operating losses may offset against taxable income through the year ended November 2026.  A portion of the net operating loss carryovers begin expiring in 2020 and may be subject to U.S. Internal Revenue code Section 382 limitations.

The Company has provided a valuation allowance for the deferred tax asset at November 30, 2006, as the likelihood of the realization of the tax benefit of the net operating loss carryforward cannot be determined.  The valuation allowance decreased by approximately $1,572,000 and increased by $10,692,000 for the years ended November 30, 2006 and 2005, respectively.

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company incurred consulting fees related to services provided by RVM in the amounts of$30,000, $120,000 and $120,000 for the years ended November 30, 2006, 2005 and  2004, respectively.  RVM also billed the Company, $-0-, $30,000, and $79,929, for reimbursement of costs and expenses incurred on behalf of the Company during the same years.

All amounts paid in 2006, 2005 and  2004 were paid in cash.  At November 30, 2006, 2005 and 2004 the Company included amounts due to RVM of $-0-, $12,079 and $37,826, respectively, in accounts payable related parties.

During the year ended November 30, 2005, in connection with a Lease Acquisition and Development Agreement to acquire a 58-1/3%working interest in unevaluated oil and gas properties in the Piceance Basin in Colorado, the Company entered into a Participation Agreement with Marc A. Bruner to acquire all or a portion of the remaining 41-2/3% working interest in the subject properties.  Marc A. Bruner subsequently assigned his rights and obligations under the Agreement to a third party company (the “Assignee”), unrelated at the time of assignment.  In exchange for the assignment of his rights and obligations, the founder received a significant ownership percentage of the Assignee, thereby establishing the Assignee as a related party.  The terms of the Participation Agreement as amended, required the Assignee to pay the next $14,000,000 of lease acquisition, drilling, completion, and facilities costs to be incurred on the project.  During the year ended November 30, 2006 the Company, as operator of the Piceance Basin project, acquired additional acreage and drilled four wells on acreage jointly owned by the Assignee and the Company.  In accordance with the terms of the Participation Agreement the Assignee paid the first $14,000,000 of lease acquisition, drilling, completion, and facilities costs.  In addition, the Assignee paid the Company $1,695,830 as compensation for management of the drilling program during the year.  As of November 30, 2006,  the Assignee owed the Company $923,172 for its share of joint venture costs and management fees.  This amount, included in accounts receivable, joint interest at November 30, 2006 was paid by the Assignee in December 2006 and February 2007.

During the year ended 2006, the Company recorded $1,695,830 in management fees from Exxel, a related party, in connection with the development of the Piceance property.  These amounts were recorded as a reduction to related exploration costs incurred by the Company.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - RELATED PARTY TRANSACTIONS (continued)

During the year ended November 30, 2005, the Company entered into a farmout agreement with Falcon Oil and Gas Ltd., (“Falcon”).  Marc A. Bruner is President and CEO of Falcon and is the founder of the Company.  The farmout agreement called for Falcon and the Company to evaluate the concession held by the Company in the Jiu Valley Coal Basin in Romania.  The farmout agreement required Falcon to pay 100 % of the costs to drill an initial test well and an second, optional, well on the concession, and to pay the Company $100,000 upon approval by the Romanian government of the assignment of the concession to Falcon to earn a 75% interest in the concession.  The Company recognized a gain of $72,713 on the transaction, representing the excess of the proceeds over the original cost of the property.  The Company has completed the drilling of the first test well on the concession and is evaluating completion and testing operations to be undertaken

Harbor Petroleum LLC, (“Harbor”) is a company owned 50% and managed by the Company’s Chief Operating Officer (“COO”).  During the years ended November 30, 2005 and, 2004 the Company incurred costs and expenses with Harbor of $41,681and $271,588, respectively.  Of those amounts, compensation expenses paid to Harbor for services provided by the COO and other Harbor staff, were $27,500 and $163,737 for the corresponding years.  Reimbursement of costs advanced by Harbor on behalf of the Company of $14,181 and $132,197 were paid during the years ended November 30, 2005 and, 2004, respectively.  The Company paid made no payments to Harbor during the year ended November 30, 2006

Florida Energy, Inc. (“Florida”) is a company owned and managed by the brother of  Marc A. Bruner and the uncle of our President – Marc E. Bruner.  Under the terms of the agreement between the Company, Harbor, and Florida, Harbor and Florida will each retain a 1% overriding royalty interest in the acquired leases in Texas, including those leases acquired as of the date of the agreement.  However, with respect to 400 contiguous acres designated by Florida, Florida shall have a 3.125% overriding royalty instead of a 1% overriding royalty interest.

The Company incurred Directors’ fees totaling $198,775, $193,500and $180,000 during the years ended November 30, 2006, 2005 and  2004.  As of November 30, 2006 and 2005, $27,000 and $36,000 of Directors’ fees are included in accounts payable, related.

In April 2004, the Company executed a strategic consulting agreement with a member of the Company’s Advisory Committee.  Under the terms of the Agreement, the individual is to be paid a consulting fee of $95 per hour for all services in excess of 40 hours per calendar month and a location fee of $5,000 per well for each well drilled on the Company’s acreage in the Powder River Basin in Wyoming and Montana.  In addition, we have agreed to pay  an overriding royalty interest in oil and gas production from all of our properties in the Powder River Basin not to exceed 2%.  During the years ended November 30, 2005 and 2004, the Company paid the individual $21,250 and $590,000 in location fees.  In the year ended November 30, 2005, the Company assigned overriding royalty interests with a fair value of $732,687 to the individual.  The Company paid no location or consulting fees  to the individual in the year ended November 30, 2006.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - RELATED PARTY TRANSACTIONS (continued)

In connection with the acquisition of Pannonian, the Company assumed liabilities due from Pannonian to related parties including advances from the founder of the Company of $39,500; notes payable and accrued interest due to the President of Pannonian of $37,508; notes payable and accrued interest to a company wholly owned by the President of Pannonian of $44,400; and accounts payable to Directors of the Company for services rendered and costs advanced of $63,346.  As of November 30, 2005, all amounts due to related parties resulting from the acquisition of Pannonian have been paid in full.As of November 30, 2005 and 2006 the Company owed the President of Pannonian $37,400 and $50,999 for office and personnel expenses advanced by the President.  These amounts are included in accounts payable, related as of the respective dates.

During the year ended November 30, 2006, the Company entered into an agreement with PetroHunter Energy Corporation (“PetroHunter”), a corporation whose major shareholder is Marc A. Bruner,  to utilize a drilling rig owned and operated by a non-related third party drilling contractor, which was under contract with PetroHunter at the time.  The Company’s largest shareholder, was at January 31, 2007 a 33.4% beneficial shareholder of PetroHunter.  The contract called for drilling costs incurred on the Company’s well to be invoiced to and paid by PetroHunter and then invoiced by PetroHunter to the Company.  As of November 30, 2006, the Company owed PetroHunter $8,860 under the terms of the agreement.  Such amount was subsequently paid by the Company to PetroHunter.

See also Note 11 – Subsequent Events for the discussion of a purchase and sale agreement entered into by the Company and PetroHunter subsequent to November 30, 2006

See Note 4 – Notes Payable – Related Parties for the discussion of notes to related parties.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

OFFICE LEASES

The Company currently leases space in Denver, Colorado.  In addition the Company pays a portion of the office rental for Pannonian’s office, also in Denver.  Total minimum rental payments for non-cancelable operating leases for the years ending November 30 are as follows:

2007	$103,881
2008	$107,834
2009	$109,416
2010	$ 45,454

Rent expense was approximately $113,695, $125,616 and $98,000 for the years ended November 30, 2006, 2005 and 2004, respectively.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - COMMITMENTS AND CONTINGENCIES (continued)

DELAY RENTALS

In conjunction with the Company’s working interests in undeveloped oil and gas prospects, the Company must pay approximately $104,000 in delay rentals and other costs during the fiscal year ending November 30, 2007 to maintain the right to explore these prospects.  The Company continually evaluates its leasehold interests, therefore certain leases may be abandoned by the Company in the normal course of business.

ENVIRONMENTAL

Oil and gas producing activities are subject to extensive Federal, state and local environmental laws and regulations.  These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.  Environmental expenditures are expensed or capitalized depending on their future economic benefit.  Expenditures that relate to an existing condition caused by past operations and that have no future economic benefit are expensed.  Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated.

CONTINGENCIES

The Company may from time to time be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract incidental to the operations of its business.  The Company is not currently involved in any such incidental litigation which it believes could have a materially adverse effect on its financial condition or results of operations.

NOTE 11 - SUBSEQUENT EVENTS

a) On December 29, 2006, the Company entered into a Purchase and Sale Agreement (the “PSA”) with PetroHunter Energy Corporation (“PetroHunter”) and its wholly owned subsidiary, PetroHunter Operating Company,  a related party.  Pursuant to the PSA, the Company agreed to sell all of its oil and gas interests in the Powder River Basin of Wyoming and Montana (the “Powder River Basin Assets”).

Marc A. Bruner, who is the Company’s largest shareholder, was at January 31, 2007 a 33.4% beneficial shareholder of PetroHunter.  Marc A. Bruner is the father of Marc E. Bruner, the Company’s President, Chief Executive Officer and a director.  Marc E. Bruner is the stepson of Carmen J. Lotito, the Chief Financial Officer and a director of PetroHunter.

The purchase price for the Powder River Basin Assets is $45 million, with $20 million to be paid in cash and $25 million to be paid in shares of PetroHunter common stock at the rate of $1.50 per share.

Closing of the transaction is subject to approval by the Company’s secured noteholders, approval of all matters in its discretion by our Board of Directors, PetroHunter obtaining outside financing on terms acceptable to its Board of Directors, and various other terms and conditions.  Either party may terminate the agreement if closing has not occurred by March 31, 2007.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - SUBSEQUENT EVENTS (continued)

Within ten (10) days of signing the PSA, PetroHunter was required and did make an initial earnest money payment of $1.4 million.  PetroHunter made an additional earnest money payment of $600,000 in January 2007.  In the event the closing does not occur for any reason other than a material breach by the Company, the deposit shall convert into a promissory note (the “Note”), payable to PetroHunter, and shall be an unsecured subordinated debt of the Company, which is payable only after repayment of our senior indebtedness.

PetroHunter became the contract operator of the Powder River Basin Assets beginning January 1, 2007.  At closing, the operating expenses incurred by PetroHunter as the contract operator will be credited toward the purchase price, or if closing does not occur, will be added to the principal amount of the Note.

b) On February 1, 2007 and February 26, 2007 the Company issued two subordinated unsecured promissory notes in the amounts of $500,000 and $900,000, respectively, in favor of Bruner Trust, a related party.  Interest accrues at the rate of 8% per annum and the notes mature on the later of 120 days from issue or the time at which the registrant’s senior indebtedness has been paid in full.

c)  The Company failed to make payment of the Note Payable in the amount of $2,049,728 due to the  Bruner Trust on December 1, 2006.  On  March 14, 2007, the Company and the Bruner Trust executed a Forbearance Agreement with regard to the Note Payable whereby the Bruner Trust agreed to forbear from enforcing its rights that arise as a result of the failure by Borrower to make payment on the note by the due date until June 30, 2007.

d) The Company has made cash payments on the 2004 of $625,000 on the first business day December 2006 and January, February and March 2007.  As of March 15, 2007 the remaining balance of the 2004 Notes is $1,660,505.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a summary of the unaudited financial data for each quarter for the years ended November 30, 2006, 2005, and 2004:

	Three months ended
	02/28/06	05/31/06	08/31/06	11/30/06
Revenues
Natural gas sales	$425,675	$248,661	$281,559	$238,747
Gain on disposition of oil and gas property and other income, related party	-	-	-	79,474
Operating revenues	-	-	-	-
	425,675	248,661	281,559	318,221

Operating expenses
Lease operating expenses	294,308	106,510	189,493	190,825
General and administrative	1,154,718	1,327,423	1,172,301	1,362,092
Impairment oil and gas properties	-	-	1,031,160	297,272
Depreciation and amortization	176,344	185,984	318,379	98,739

Other income (expense)
Interest and other	4,199	7,390	3,283	742
Interest and financing costs	(4,582,103)	(4,365,863)	(3,970,113)	(6,629,210)
	(4,577,904	(4,358,473)	(3,966,830)	(6,628468)

Net (loss)	$(5,777,599)	$(5,729,729)	$(6,396,604)	$(8,259,175)

Net (loss) per common share
Basic and diluted	$(0.08)	$(0.08)	$(0.09)	$(0.11)

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

	Three months ended
	02/28/05	05/31/05	08/31/05	11/30/05
Revenues
Natural gas sales	$111,877	$247,399	$323,313	$614,605
Gain on disposition of oil and gas properties	-	197,676	-
Operating revenues	-	-	-	43,472
	111,877	445,075	323,313	658,077

Operating expenses
Lease operating expenses	172,137	204,273	377,435	211,224
General and administrative	1,255,511	1,247,864	906,760	1,906,453
Impairment oil and gas properties	-	-	-	5,273,795
Depreciation and amortization	68,904	104,990	160,258	1,552,922
	1,496,552	1,557,127	1,444,453	8,944,394

Other income (expense)
Interest and other	36,560	43,922	37,087	45,722
Interest and financing costs	(2,035,355)	(2,474,651)	(2,745,696)	(2,826,453)
	(1,998,795)	(2,233,053)	(2,708,609)	(2,780,731)

Net (loss)	$(3,383,470)	$(3,542,781)	$(3,829,749)	$(11,067,048)

Net (loss) per common share
Basic and diluted	$(0.06)	$(0.06)	$(0.02)	$(0.17)

During the fourth quarter of the year ended November 30, 2005, the Company recorded its first proved reserves and transferred capitalized costs of the prospects with reserves to the full cost pool amortization base.  Also in the fourth quarter, the Company determined that three of its oil and gas prospects were either partially or wholly impaired and transferred a total of $5,055,320 to the full cost pool amortization base.  Following these transfers the amortization rate increased from $1.83 per MCF recognized in the first three quarters of the year to $8.29 per MCF for the fourth quarter.  After recording amortization for the year, the Company recognized impairment expense of its evaluated properties in the amount of $5,273,795 during the fourth quarter, representing the excess of the full cost pool over the full cost ceiling as computed in accordance with the full cost rules.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – QUARTERLY FINANCIAL DATA (UNAUDITED) (continued)

	Three months ended
	02/28/04	05/31/04	08/31/04	11/30/04
Revenues
Natural gas sales	$-	$-	$23,780	$98,675

Operating expenses
Lease operating expenses	-	-	15,215	44,032
General and administrative	676,424	1,047,625	874,001	919,168
Abandoned oil and gas properties	-	-	-	-
Depreciation and amortization	1,335	21,767	18,207	35,081
	677,759	1,069,392	907,423	998,281

Other income (expense)
Interest	13,337	9,897	7,652	20,510
Interest and financing costs	(771,594)	(2,288,633)	(191,268)	(3,100,605)
	(758,257)	(2,278,736)	(183,616)	(3,080,095)

Net (loss)	$(1,436,016)	$(3,348,128)	$(1,067,259)	$(3,979,701)

Net (loss) per common share
Basic and diluted	$(0.03)	$(0.06)	$(0.02)	$(0.07)

During the 4th quarter of the year ended November 30, 2004, the Company recorded a cumulative adjustment in the amount of $1,306,608 to reflect the write-off of the unamortized balance of the discount attributable to the fair value of the warrants, $864,722, and the unamortized balance of deferred financing costs, $441,886, at the date of conversion of the convertible debentures issued in the prior fiscal year.  The amounts have been charged to operations as interest expense.

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited)

The following reserve quantity and future net cash flow information for the Company represents proved reserves located in the United States.  The reserves as of November 30, 2006 and 2005 have been estimated by Gustavson Associates, Inc., independent petroleum engineers.  The determination of oil and gas reserves is based on estimates, which are highly complex and interpretive.  The estimates are subject to continuing change as additional information becomes available.

The standardized measure of discounted future net cash flows is prepared under the guidelines set forth by the Securities and Exchange Commission (SEC) that require the calculation to be performed using year-end oil and gas prices.  The oil and gas prices used as of November 30, 2006 and 2005 are$49.50per bbl of oil and $6.74 per mcf of gas, and $59.37per bbl of oil and $6.76 per mcf of gas, respectively.  Future production costs are based on year-end costs and include severance taxes.  Each property that is operated by the Company is also charged with field-level overhead in the reserve calculation.  The present value of future cash inflows is based on a 10% discount rate.  Due to the Company’s current liquidity issues, proved undeveloped reserves identified in the Gustavson Associates report have been excluded from the disclosures below and have been excluded from the Company’s DD&A and ceiling test calculations.

Proved Reserves	Gas (Mcf)	Oil (Bbls)
Balance, November 30, 2004	-	-
Extensions and Discoveries	1,171,425	353
Production	(211,481)	-
Balance, November 30, 2005	959,944	353
Revisions to previous estimates	254,143	(8)
Extensions and discoveries	1,773	20
Production	(210,439)	(45)
Balance, November 30, 2006	1,005,421	320

Proved Developed Reserves as of November 30
	2006	2005
Gas (Mcf)	1,005,421	648,302
Oil ( Bbls)	320	353

Standardized Measure of Discounted Future Cash Flows
	November 30	November 30
	2006	2005
Future cash inflows	$6,769,792	$6,529,934
Future cash outflows
Production costs	(2,954,112)	(2,498,340)
Development costs	(340,000)	(84,000)

Future income taxes	-	-
Future net cash flows	3,475,680	3,947,594
Adjustment to discount future annual net cash flows at 10%	(732,608)	(1,005,320)
Standardized measure of discounted future net cash flows	$2,743,072	$2,942,274

GALAXY ENERGY CORPORATION
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (Unaudited) (continued)

Changes in the Standardized Measure of Discounted Future Net Cash Flows
Standardized measure, beginning of period	$2,942,274	$-
Sale of oil and gas, net of production costs and taxes	(414,000)	(332,125)
Net change in sales prices, net of production cots	(242,000)	-
Discoveries, extensions and improved recoveries, net of		3,274,399
future development cost	2,000	-
Change in future development costs	(276,000)	-
Revisions of quantity estimates	449,000	-
Accretion of discount	294,000	-
Other	(12,202)	-
Standardized measure, end of period	$2,743,072	$2,942,274

FORM OF PROXY
GALAXY ENERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Marc E. Bruner and Christopher S. Hardesty, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.001 par value per share (“Common Stock”), of Galaxy Energy Corporation, standing in the name of the undersigned at the close of business on [RECORD DATE], at the special meeting of shareholders to be held on [MEETING DATE], at Denver, Colorado, and at any adjournment thereof and especially to vote on the items of business specified herein, as more fully described in the notice of the meeting dated [MAILING DATE], and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.

This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2.

PLEASE MARK YOUR VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY.  ☒

1.           Proposal to approve a reverse split the Company’s issued and outstanding Common Stock at a ratio of 20-to-1 whereby any block of 20 shares of Common Stock held by a shareholder will be converted into one share of Common Stock and fractional shares will be rounded up to the nearest whole share in lieu of issuing fractional shares.

FOR	☐	AGAINST	☐	ABSTAIN	☐

2.           Proposal to approve the issuance of shares of Common Stock upon conversion of the Company’s Subordinated Debts, in lieu of cash payments of the principal and interest on such Subordinated Debts, to the extent that such issuance requires shareholder approval under the rules of the American Stock Exchange.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3.           The undersigned hereby authorizes the proxies, in their discretion, to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.

Signature 1 Please keep signature within the box	Signature 2 Please keep signature within the box	Date (mm/dd/yyyy)

NOTE: This proxy should be signed exactly as name appears hereon.  Joint owners should both sign.  If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title or capacity.  Please complete, date and return it in the enclosed envelope, which requires no postage if mailed in the United States.